Exhibit 10.86

EXECUTION VERSION

CASH FLOW INTERCREDITOR AGREEMENT

by and between

WILMINGTON TRUST, NATIONAL ASSOCIATION,

as Cash Flow Agent

and

ALTER DOMUS (US) LLC,

as Initial Junior Priority Agent

dated as of April 22, 2021

TABLE OF CONTENTS

-i-

EXHIBITS:

Exhibit A	Additional Indebtedness Designation

Exhibit B	Additional Indebtedness Joinder

Exhibit C	Joinder of Cash Flow Credit Agreement or Initial Junior Priority Credit Facility

-ii-

CASH FLOW INTERCREDITOR AGREEMENT

This CASH FLOW INTERCREDITOR AGREEMENT (as amended, restated, supplemented, waived or otherwise modified from time to time pursuant to the terms hereof, this “Agreement”) is entered into as of April 22, 2021, by and between WILMINGTON TRUST, NATIONAL ASSOCIATION, in its capacity as collateral agent (together with its successors and assigns in such capacity, and as further defined herein, the “Cash Flow Agent”) for the Cash Flow Secured Parties referred to below, and ALTER DOMUS (US) LLC, in its capacity as collateral agent (together with its successors and assigns in such capacity, from time to time, and as further defined herein, the “Initial Junior Priority Agent”) for the Initial Junior Priority Secured Parties referred to below. Capitalized terms defined in Article I hereof are used in this Agreement as so defined.

RECITALS

A.       Pursuant to the Original Cash Flow Indenture, the Cash Flow Borrower has issued Cash Flow Priority Obligations in the form of the Notes.

B.       Pursuant to the Cash Flow Guarantees, the Cash Flow Guarantors have agreed to unconditionally guarantee jointly and severally the payment and performance of the Cash Flow Borrower’s obligations under the Cash Flow Documents.

C.       Pursuant to the Original Initial Junior Priority Credit Facility, the Initial Junior Priority Creditors have agreed to make certain extensions of credit to or for the benefit of the Initial Junior Priority Borrower.

D.       Pursuant to the Initial Junior Priority Guarantees, the Initial Junior Priority Guarantors have agreed to guarantee the payment and performance of the Initial Junior Priority Borrower’s obligations under the Initial Junior Priority Documents.

E.       Each of the Cash Flow Agent (on behalf of the Cash Flow Secured Parties) and the Initial Junior Priority Agent (on behalf of the Initial Junior Priority Secured Parties) is or concurrently herewith will become party to the Base Intercreditor Agreement.

F.       Pursuant to the Base Intercreditor Agreement and this Agreement, the Company may, from time to time, designate certain additional Indebtedness of any Credit Party as “Additional Indebtedness” (i) by executing and delivering an “Additional Term Indebtedness Designation” under the Base Intercreditor Agreement, by designating such additional Indebtedness as “Additional Term Indebtedness” thereunder, and by complying with the procedures set forth in Section 7.11 thereof, and (ii) by executing and delivering an Additional Indebtedness Designation hereunder and by complying with the procedures set forth in Section 7.11 hereof, and the holders of such Additional Indebtedness and any other applicable Additional Credit Facility Secured Party shall thereafter constitute Senior Priority Creditors or Junior Priority Creditors (as so designated by the Company), as the case may be, and any Additional Agent therefor shall thereafter constitute a Senior Priority Agent or Junior Priority Agent (as so designated by the Company), as the case may be, for all purposes under this Agreement.

G.       Each of the Cash Flow Agent (on behalf of the Cash Flow Secured Parties) and the Initial Junior Priority Agent (on behalf of the Initial Junior Priority Secured Parties) and, by their acknowledgment hereof, the Cash Flow Credit Parties and the Initial Junior Credit Parties, desire to agree to the relative priority of Liens on the Collateral and certain other rights, priorities and interests as provided herein.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1             UCC Definitions. The following terms which are defined in the Uniform Commercial Code are used herein as so defined: Accounts, Chattel Paper, Commercial Tort Claims, Commodity Accounts, Deposit Accounts, Documents, Electronic Chattel Paper, Equipment, Financial Assets, Instruments, Inventory, Investment Property, Letter-of-Credit Rights, Money, Payment Intangibles, Promissory Notes, Records, Security, Securities Accounts, Security Entitlements, Supporting Obligations, and Tangible Chattel Paper.

Section 1.2             Other Definitions. As used in this Agreement, the following terms shall have the meanings set forth below:

“ABL Agent” shall have the meaning assigned thereto in the Base Intercreditor Agreement.

“ABL Credit Agreement Lenders” shall have the meaning assigned thereto in the Base Intercreditor Agreement.

“ABL Priority Collateral” shall have the meaning assigned thereto in the Base Intercreditor Agreement.

“Additional Agent” shall mean any one or more administrative agents, collateral agents, security agents, trustees or other representatives for or of any one or more Additional Credit Facility Secured Parties, and shall include any successor thereto, as well as any Person designated as an “Agent” under any Additional Credit Facility.

“Additional Bank Products Affiliate” shall mean any Person who (a) has entered into a Bank Products Agreement with an Additional Credit Party with the obligations of such Additional Credit Party thereunder being secured by one or more Additional Collateral Documents, (b) was an Additional Agent or an Additional Credit Facility Lender or an Affiliate of an Additional Agent or an Additional Credit Facility Lender, in each case, on the date the applicable Additional Credit Facility became effective, or at the time of entry into such Bank Products Agreement, or at the time of the designation referred to in the following clause (c), and (c) has been designated by the Company in accordance with the terms of one or more Additional Collateral Documents (provided that no Person shall, with respect to any Bank Products Agreement, be at any time a Bank Products Affiliate hereunder with respect to more than one Credit Facility).

“Additional Bank Products Provider” shall mean any Person (other than an Additional Bank Products Affiliate) that has entered into a Bank Products Agreement with an Additional Credit Party with the obligations of such Additional Credit Party thereunder being secured by one or more Additional Collateral Documents, as designated by the Company in accordance with the terms of one or more Additional Collateral Documents (provided that no Person shall, with respect to any Bank Products Agreement, be at any time a Bank Products Provider hereunder with respect to more than one Credit Facility).

“Additional Borrower” shall mean any Additional Credit Party that incurs or issues Additional Indebtedness under any Additional Credit Facility, together with its successors and assigns.

“Additional Collateral Documents” shall mean all “Security Documents” or comparable term as defined in any Additional Credit Facility, and in any event shall include all security agreements, mortgages, deeds of trust, pledges and other collateral documents executed and delivered in connection with any Additional Credit Facility, and any other agreement, document or instrument pursuant to which a Lien is granted securing any Additional Obligations or under which rights or remedies with respect to such Liens are governed, in each case, as the same may be amended, restated, supplemented, waived or otherwise modified from time to time.

“Additional Credit Facilities” shall mean (a) any one or more agreements, instruments and documents under which any Additional Indebtedness is or may be incurred, including any credit agreements, loan agreements, indentures, guarantees or other financing agreements, in each case as the same may be amended, restated, supplemented, waived or otherwise modified from time to time, together with (b) if designated by the Company, any other agreement (including any credit agreement, loan agreement, indenture or other financing agreement) extending the maturity of, consolidating, restructuring, refunding, replacing or refinancing all or any portion of the Additional Obligations, whether by the same or any other lender, debtholder or other creditor or group of lenders, debtholders or other creditors, or the same or any other agent, trustee or representative therefor, or otherwise, and whether or not increasing the amount of any Indebtedness that may be incurred thereunder.

“Additional Credit Facility Lenders” shall mean one or more holders of Additional Indebtedness (or commitments therefor) that is or may be incurred under one or more Additional Credit Facilities, together with their successors, assigns and transferees, as well as any Person designated as an “Additional Credit Facility Lender” under any Additional Credit Facility.

“Additional Credit Facility Secured Parties” shall mean all Additional Agents, all Additional Credit Facility Lenders, all Additional Bank Products Affiliates, all Additional Bank Products Providers, all Additional Hedging Affiliates and all Additional Hedging Providers, and all successors, assigns, transferees and replacements thereof, as well as any Person designated as an “Additional Credit Facility Secured Party” under any Additional Credit Facility; and with respect to any Additional Agent shall mean the Additional Credit Facility Secured Party represented by such Additional Agent.

“Additional Credit Party” shall mean the Company, each direct or indirect Subsidiary of the Company or any of its Affiliates that is or becomes a party to any Additional Document, and any other Person who becomes a guarantor under any of the Additional Guarantees, in each case unless and until released from its guarantee obligations.

“Additional Documents” shall mean, with respect to any Indebtedness designated as Additional Indebtedness hereunder, any Additional Credit Facilities, any Additional Guarantees, any Additional Collateral Documents, any Bank Products Agreements between any Additional Credit Party and any Additional Bank Products Affiliate or any Additional Bank Products Provider, any Hedging Agreements between any Additional Credit Party and any Additional Hedging Affiliate or any Additional Hedging Provider, and those other ancillary agreements as to which any Additional Secured Party is a party or a beneficiary and all other agreements, instruments, documents and certificates, now or hereafter executed by or on behalf of any Additional Credit Party or any of its respective Subsidiaries or Affiliates, and delivered to any Additional Agent, in connection with any of the foregoing or any Additional Credit Facility, including any intercreditor or joinder agreement among any of the Additional Credit Facility Secured Parties or among any of the Secured Parties and any Additional Credit Facility Secured Parties, in each case as the same may be amended, restated, supplemented, waived or otherwise modified from time to time.

“Additional Effective Date” shall have the meaning set forth in Section 7.11(b).

“Additional Guarantees” shall mean any one or more guarantees of any Additional Obligations of any Additional Credit Party by any other Additional Credit Party in favor of any Additional Credit Facility Secured Party, in each case as the same may be amended, restated, supplemented, waived or otherwise modified from time to time.

“Additional Guarantor” shall mean any Additional Credit Party that at any time has provided an Additional Guarantee.

“Additional Hedging Affiliate” shall mean any Person who (a) has entered into a Hedging Agreement with an Additional Credit Party with the obligations of such Additional Credit Party thereunder being secured by one or more Additional Collateral Documents, (b) was an Additional Agent or an Additional Credit Facility Lender or an Affiliate of an Additional Agent or an Additional Credit Facility Lender, in each case, on the date the applicable Additional Credit Facility became effective, or at the time of entry into such Hedging Agreement, or at the time of the designation referred to in the following clause (c), and (c) has been designated by the Company in accordance with the terms of one or more Additional Collateral Documents (provided that no Person shall, with respect to any Hedging Agreement, be at any time a Hedging Affiliate hereunder with respect to more than one Credit Facility).

“Additional Hedging Provider” shall mean any Person (other than an Additional Hedging Affiliate) that has entered into a Hedging Agreement with an Additional Credit Party with the obligations of such Additional Credit Party thereunder being secured by one or more Additional Collateral Documents, as designated by the Company in accordance with the terms of one or more Additional Collateral Documents (provided that no Person shall, with respect to any Hedging Agreement, be at any time a Hedging Provider hereunder with respect to more than one Credit Facility).

“Additional Indebtedness” shall mean any Additional Specified Indebtedness that (1) is secured by a Lien on Collateral and is permitted to be so secured by:

(a)       prior to the Discharge of Cash Flow Obligations, Section 3.5 of the Original Cash Flow Indenture (if the Original Cash Flow Indenture is then in effect) or the corresponding negative covenant restricting Liens contained in any other Cash Flow Credit Agreement then in effect if the Original Cash Flow Indenture is not then in effect (which covenant is designated in such Cash Flow Credit Agreement as applicable for purposes of this definition);

(b)       prior to the Discharge of Initial Junior Priority Obligations, Section 6.2 of the Original Initial Junior Priority Credit Facility (if the Original Initial Junior Priority Credit Facility is then in effect) or the corresponding negative covenant restricting Liens contained in any other Initial Junior Priority Credit Facility then in effect (which covenant is designated in such Initial Junior Priority Credit Facility as applicable for purposes of this definition); and

(c)       prior to the Discharge of Additional Obligations, any negative covenant restricting Liens contained in any applicable Additional Credit Facility then in effect (which covenant is designated in such Additional Credit Facility as applicable for purposes of this definition); and

(2) is designated (a) as “Additional Term Indebtedness” by the Company in compliance with the procedures set forth in Section 7.11 of the Base Intercreditor Agreement and (b) as “Additional Indebtedness” by the Company pursuant to an Additional Indebtedness Designation and in compliance with the procedures set forth in Section 7.11.

As used in this definition of “Additional Indebtedness”, the term “Lien” shall have the meaning set forth (x) for purposes of the preceding clause (1)(a), prior to the Discharge of Cash Flow Obligations, in the Original Cash Flow Indenture (if the Original Cash Flow Indenture is then in effect), or in any other Cash Flow Credit Agreement then in effect (if the Original Cash Flow Indenture is not then in effect), (y) for purposes of the preceding clause (1)(b), prior to the Discharge of Initial Junior Priority Obligations, in the Original Junior Priority Credit Facility (if the Original Junior Priority Credit Facility is then in effect), or in any other Junior Priority Credit Facility then in effect (if the Original Junior Priority Credit Facility is not then in effect), and (z) for purposes of the preceding clause (1)(c), prior to the Discharge of Additional Obligations, in the applicable Additional Credit Facility then in effect.

“Additional Indebtedness Designation” shall mean a certificate of the Company with respect to Additional Indebtedness, substantially in the form of Exhibit A attached hereto.

“Additional Indebtedness Joinder” shall mean a joinder agreement executed by one or more Additional Agents in respect of any Additional Indebtedness subject to an Additional Indebtedness Designation on behalf of one or more Additional Credit Facility Secured Parties in respect of such Additional Indebtedness, substantially in the form of Exhibit B attached hereto.

“Additional Obligations” shall mean any and all loans or notes and all other obligations, liabilities and indebtedness of every kind, nature and description, whether now existing or hereafter arising, whether arising before, during or after the commencement of any case with respect to any Additional Credit Party under the Bankruptcy Code or any other Insolvency Proceeding, owing by each Additional Credit Party from time to time to any Additional Agent, any Additional Credit Facility Secured Parties or any of them, including any Additional Bank Products Affiliates, Additional Hedging Affiliates, Additional Bank Products Providers or Additional Hedging Providers, whether for principal, interest (including interest, fees and expenses which, but for the commencement of an Insolvency Proceeding with respect to such Additional Credit Party, would have accrued on any Additional Obligation, whether or not a claim is allowed against such Additional Credit Party for such interest, fees and expenses in the related Insolvency Proceeding), reimbursement of amounts drawn under letters of credit, payments for early termination of Hedging Agreements, fees, expenses, indemnification or otherwise, and all other amounts owing or due under the terms of the Additional Documents, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

“Additional Specified Indebtedness” shall mean any Indebtedness that is or may from time to time be incurred by any Credit Party in compliance with:

(a)       prior to the Discharge of Cash Flow Obligations, Section 3.3 of the Original Cash Flow Indenture (if the Original Cash Flow Indenture is then in effect) or the corresponding negative covenant restricting Indebtedness contained in any other Cash Flow Credit Agreement then in effect if the Original Cash Flow Indenture is not then in effect (which covenant is designated in such Cash Flow Credit Agreement as applicable for purposes of this definition);

(b)       prior to the Discharge of Initial Junior Priority Obligations, Section 6.1 of the Original Initial Junior Priority Credit Facility (if the Original Initial Junior Priority Credit Facility is then in effect) or the corresponding negative covenant restricting Indebtedness contained in any other Initial Junior Priority Credit Facility then in effect (which covenant is designated in such Initial Junior Priority Credit Facility as applicable for purposes of this definition); and

(c)       prior to the Discharge of Additional Obligations, any negative covenant restricting Indebtedness contained in any Additional Credit Facility then in effect (which covenant is designated in such Additional Credit Facility as applicable for purposes of this definition).

As used in this definition of “Additional Specified Indebtedness”, the term “Indebtedness” shall have the meaning set forth (x) for purposes of the preceding clause (a), prior to the Discharge of Cash Flow Obligations, in the Original Cash Flow Indenture (if the Original Cash Flow Indenture is then in effect), or in any other Cash Flow Credit Agreement then in effect (if the Original Cash Flow Indenture is not then in effect), (y) for purposes of the preceding clause (b), prior to the Discharge of Initial Junior Priority Obligations, in the Original Junior Priority Credit Facility (if the Original Junior Priority Credit Facility is then in effect), or in any other Junior Priority Credit Facility then in effect (if the Original Junior Priority Credit Facility is not then in effect), and (z) for purposes of the preceding clause (c), prior to the Discharge of Additional Obligations, in the applicable Additional Credit Facility then in effect. In the event that any Indebtedness as defined in any such Credit Document shall not be Indebtedness as defined in any other such Credit Document, but is or may be incurred in compliance with such other Credit Document, such Indebtedness shall constitute Additional Specified Indebtedness for the purposes of such other Credit Document.

“Affiliate” shall mean, with respect to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, “control” of a Person shall mean the power, directly or indirectly, either to (a) vote 20% or more of the securities having ordinary voting power for the election of directors of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise. Notwithstanding the foregoing, no Initial Junior Priority Secured Party under the Original Initial Junior Priority Credit Facility shall be deemed an Affiliate of the Initial Junior Priority Borrower or any of its subsidiaries.

“Agent” shall mean any Senior Priority Agent or Junior Priority Agent.

“Agreement” shall have the meaning assigned thereto in the Preamble hereto.

“Bank Products Affiliate” shall mean any Cash Flow Bank Products Affiliate, any Initial Junior Priority Bank Products Affiliate or any Additional Bank Products Affiliate, as applicable.

“Bank Products Agreement” shall mean any agreement pursuant to which a bank or other financial institution or other Person agrees to provide (a) treasury services, (b) credit card, debit card, merchant card, purchasing card, stored value card, non-card electronic payable or other similar services (including the processing of payments and other administrative services with respect thereto), (c) cash management or related services (including controlled disbursements, automated clearinghouse transactions, return items, netting, overdrafts, depository, lockbox, stop payment, electronic funds transfer, information reporting, wire transfer and interstate depository network services) and (d) other banking, financial or treasury products or services as may be requested by any Credit Party (other than letters of credit and other than loans and advances except Indebtedness arising from services described in items (a) through (c) of this definition), including, for the avoidance of doubt, bank guarantees, in each case incurred in the ordinary course of business.

“Bank Products Provider” shall mean any Cash Flow Bank Products Provider, any Initial Junior Priority Bank Products Provider or any Additional Bank Products Provider, as applicable.

“Bankruptcy Code” shall mean title 11 of the United States Code.

“Bankruptcy Law” shall have the meaning assigned thereto in the Base Intercreditor Agreement.

“Base Intercreditor Agreement” shall mean the Intercreditor Agreement, dated as of December 7, 2020 (as amended by the Term Loan Credit Agreement Joinder and the Additional Term Credit Facility Joinder, each dated as of the date hereof), by and among Wells Fargo Bank, National Association, as ABL agent, Wilmington Trust, National Association, as term loan agent thereunder (pursuant to the Term Loan Credit Agreement Joinder entered into substantially concurrently with this Agreement), Alter Domus (US) LLC, as an additional term agent (pursuant to the Additional Term Credit Facility Joinder entered into substantially concurrently with this Agreement), and any additional agents party thereto from time to time, as the same may be amended, supplemented, waived or otherwise modified from time to time.

“Borrower” shall mean any of the Cash Flow Borrower, any Initial Junior Priority Borrower and any Additional Borrower.

“Business Day” shall mean a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close.

“Capital Stock” shall mean any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants or options to purchase any of the foregoing.

“Cash Collateral” shall mean any Collateral consisting of Money or Cash Equivalents, any Security Entitlement and any Financial Assets.

“Cash Equivalents” shall mean any of the following: (i) marketable securities or any other evidence of Indebtedness (a) issued or directly and unconditionally guaranteed as to interest and principal by the United States Government or (b) issued by any agency of the United States the obligations of which are backed by the full faith and credit of the United States, in each case, maturing within one year after such date; (ii) marketable direct obligations issued by any state of the United States of America, or any political subdivision of any such state or any public instrumentality thereof, in each case, maturing within one year after such date and having, at the time of the acquisition thereof, a rating of at least A 2 from S&P or at least P 2 from Moody’s; (iii) commercial paper maturing no more than one year from the date of creation thereof and having, at the time of the acquisition thereof, a rating of at least A 2 from S&P or at least P 2 from Moody’s; (iv) certificates of deposit, Dollar denominated time deposits, overnight bank deposits or bankers’ acceptances (or, in the case of Foreign Subsidiaries, the foreign equivalent) maturing within one year after such date and issued or accepted by any Creditor or by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia that (a) is at least “adequately capitalized” (as defined in the regulations of its primary Federal banking regulator) and (b) has Tier 1 capital (as defined in such regulations) of not less than $500.0 million or Dollar equivalent (or, in the case of Foreign Subsidiaries, any local office of any commercial bank organized under the law of the relevant jurisdiction or any political subdivision thereof which has combined capital and surplus and undivided profits in excess of the Dollar equivalent of $500.0 million); (v) repurchase obligations for underlying securities of the types described in clauses (i) through (iv) above; and (vi) shares of any money market mutual fund that (a) has substantially all of its assets invested continuously in the types of investments referred to in clauses (i) and (ii) above, (b) has net assets of not less than $250.0 million or Dollar equivalent, and (c) has one of the two highest ratings obtainable from either S&P or Moody’s.

“Cash Flow Agent” shall mean Wilmington Trust, National Association, in its capacity as collateral agent under the Original Cash Flow Indenture, together with its successors and assigns in such capacity from time to time, whether under the Original Cash Flow Indenture or any subsequent Cash Flow Credit Agreement, as well as any Person designated as the “Agent” or “Collateral Agent” under any Cash Flow Credit Agreement.

“Cash Flow Bank Products Affiliate” shall mean any Person who (a) has entered into a Bank Products Agreement with a Cash Flow Credit Party with the obligations of such Cash Flow Credit Party thereunder being secured by one or more Cash Flow Collateral Documents, (b) was a Cash Flow Agent or a Cash Flow Credit Agreement Lender or an Affiliate of a Cash Flow Agent or a Cash Flow Credit Agreement Lender, in each case, at the time of entry into such Bank Products Agreement, or on or prior to the date hereof, or at the time of the designation referred to in the following clause (c), and (c) has been designated by the Company in accordance with the terms of one or more Cash Flow Collateral Documents (provided that no Person shall, with respect to any Bank Products Agreement, be at any time a Bank Products Affiliate hereunder with respect to more than one Credit Facility).

“Cash Flow Bank Products Provider” shall mean any Person (other than a Cash Flow Bank Products Affiliate) that has entered into a Bank Products Agreement with a Cash Flow Credit Party with the obligations of such Cash Flow Credit Party thereunder being secured by one or more Cash Flow Collateral Documents, as designated by the Company in accordance with the terms of one or more Cash Flow Collateral Documents (provided that no Person shall, with respect to any Bank Products Agreement, be at any time a Bank Products Provider hereunder with respect to more than one Credit Facility).

“Cash Flow Borrower” shall mean the Company, in its capacity as issuer or borrower under the Cash Flow Credit Agreement, together with its successors and assigns.

“Cash Flow Collateral Documents” shall mean all “Note Security Documents” as defined in the Original Cash Flow Indenture, and all other security agreements, mortgages, deeds of trust, pledges and other collateral documents executed and delivered in connection with any Cash Flow Credit Agreement, and any other agreement, document or instrument pursuant to which a Lien is granted securing any Cash Flow Obligations or under which rights or remedies with respect to such Liens are governed, in each case as the same may be amended, restated, supplemented, waived or otherwise modified from time to time.

“Cash Flow Credit Agreement” shall mean (i) if the Original Cash Flow Indenture is then in effect, the Original Cash Flow Indenture and (ii) thereafter, if designated by the Company, any other credit agreement, loan agreement, note agreement, promissory note, indenture or other agreement or instrument evidencing or governing the terms of any indebtedness or other financial accommodation that complies with clause (1) of the definition of “Additional Indebtedness” and has been incurred to refund, refinance, restructure, replace, renew, repay, increase or extend (whether in whole or in part and whether with the original agent and creditors or other agents and creditors or otherwise) the indebtedness and other obligations outstanding under (x) the Original Cash Flow Indenture or (y) any subsequent Cash Flow Credit Agreement (in each case, as amended, restated, supplemented, waived or otherwise modified from time to time); provided, that (a) such indebtedness or financial accommodation is secured by a Lien ranking pari passu with the Lien securing the Note Obligations (as such term is defined in the Original Cash Flow Indenture), and (b) the requisite creditors party to such Cash Flow Credit Agreement (or their agent or other representative on their behalf) shall agree, by a joinder agreement substantially in the form of Exhibit C attached hereto or otherwise in form and substance reasonably satisfactory to the Initial Junior Priority Agent (if other than a Designated Agent) and any other Junior Priority Agent (other than any Designated Agent) (or, if there is no continuing Junior Priority Agent other than any Designated Agent, as designated by the Company), that the obligations under such Cash Flow Credit Agreement are subject to the terms and provisions of this Agreement. Any reference to the Cash Flow Credit Agreement shall be deemed a reference to any Cash Flow Credit Agreement then in existence.

“Cash Flow Credit Agreement Lenders” shall mean the noteholders, the lenders, holders of Indebtedness (or commitments therefor) and other creditors party from time to time to the Cash Flow Credit Agreement, together with their successors, assigns and transferees, as well as any Person designated as a “Cash Flow Credit Agreement Lender” under any Cash Flow Credit Agreement.

“Cash Flow Credit Parties” shall mean the Cash Flow Borrower, the Cash Flow Guarantors and each other direct or indirect Subsidiary of the Company or any of its Affiliates that is now or hereafter becomes a party to any Cash Flow Document.

“Cash Flow Documents” shall mean the Cash Flow Credit Agreement, the Cash Flow Guarantees, the Cash Flow Collateral Documents, any Bank Products Agreements between any Cash Flow Credit Party and any Cash Flow Bank Products Affiliate or any Cash Flow Bank Products Provider, any Hedging Agreements between any Cash Flow Credit Party and any Cash Flow Hedging Affiliate or any Cash Flow Hedging Provider, and those other ancillary agreements as to which the Cash Flow Agent or any Cash Flow Credit Agreement Lender is a party or a beneficiary and all other agreements, instruments, documents and certificates, now or hereafter executed by or on behalf of any Cash Flow Credit Party or any of its respective Subsidiaries or Affiliates, and delivered to the Cash Flow Agent, in connection with any of the foregoing or any Cash Flow Credit Agreement, in each case as the same may be amended, restated, supplemented, waived or otherwise modified from time to time.

“Cash Flow Guarantees” shall mean the guarantees by the Cash Flow Guarantors pursuant to the Original Cash Flow Indenture, and all other guarantees of any Cash Flow Obligations of any Cash Flow Credit Party by any other Cash Flow Credit Party in favor of any Cash Flow Secured Party, in each case as amended, restated, supplemented, waived or otherwise modified from time to time.

“Cash Flow Guarantors” shall mean the collective reference to each of the Company’s Subsidiaries that is a guarantor under any of the Cash Flow Guarantees and any other Person who becomes a guarantor under any of the Cash Flow Guarantees, in each case unless and until released from its guarantee obligations.

“Cash Flow Hedging Affiliate” shall mean any Person who (a) has entered into a Hedging Agreement with a Cash Flow Credit Party with the obligations of such Cash Flow Credit Party thereunder being secured by one or more Cash Flow Collateral Documents, (b) was a Cash Flow Agent or a Cash Flow Credit Agreement Lender or an Affiliate of a Cash Flow Agent or a Cash Flow Credit Agreement Lender, in each case, at the time of entry into such Hedging Agreement, or on or prior to the date hereof, or at the time of the designation referred to in the following clause (c), and (c) has been designated by the Company in accordance with the terms of one or more Cash Flow Collateral Documents (provided that no Person shall, with respect to any Hedging Agreement, be at any time a Hedging Affiliate hereunder with respect to more than one Credit Facility).

“Cash Flow Hedging Provider” shall mean any Person (other than a Cash Flow Hedging Affiliate) that has entered into a Hedging Agreement with a Cash Flow Credit Party with the obligations of such Cash Flow Credit Party thereunder being secured by one or more Cash Flow Collateral Documents, as designated by the Company in accordance with the terms of one or more Cash Flow Collateral Documents (provided that no Person shall, with respect to any Hedging Agreement, be at any time a Hedging Provider hereunder with respect to more than one Credit Facility).

“Cash Flow Obligations” shall mean any and all loans and all other obligations, liabilities and indebtedness of every kind, nature and description, whether now existing or hereafter arising, whether arising before, during or after the commencement of any case with respect to any Cash Flow Credit Party under the Bankruptcy Code or any other Insolvency Proceeding, owing by each Cash Flow Credit Party from time to time to the Cash Flow Agent, the Cash Flow Credit Agreement Lenders or any of them, including any Cash Flow Bank Products Affiliates, any Cash Flow Hedging Affiliates, any Cash Flow Bank Products Providers, or any Cash Flow Hedging Providers, whether for principal, interest (including interest, fees and expenses which, but for the commencement of an Insolvency Proceeding with respect to such Cash Flow Credit Party, would have accrued on any Cash Flow Obligation, whether or not a claim is allowed against such Cash Flow Credit Party for such interest, fees and expenses in the related Insolvency Proceeding), reimbursement of amounts drawn under letters of credit, payments for early termination of Hedging Agreements, fees, expenses, indemnification or otherwise, and all other amounts owing or due under the terms of the Cash Flow Documents, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

“Cash Flow Secured Parties” shall mean the Cash Flow Agent, all Cash Flow Credit Agreement Lenders, all Cash Flow Bank Products Affiliates, all Cash Flow Hedging Affiliates, all Cash Flow Bank Products Providers, all Cash Flow Hedging Affiliates and all Cash Flow Hedging Providers, and all successors, assigns, transferees and replacements thereof, as well as any Person designated as a “Cash Flow Secured Party” under any Cash Flow Credit Agreement.

“Collateral” shall mean all Property now owned or hereafter acquired by any Credit Party in or upon which a Lien is granted or purported to be granted to any Agent under any of the Cash Flow Collateral Documents, the Initial Junior Priority Collateral Documents or the Additional Collateral Documents, together with all rents, issues, profits, products, and Proceeds thereof to the extent a Lien is granted or purported to be granted therein to the applicable Agent by such applicable documents.

“Company” shall mean Lannett Company, Inc., a Delaware corporation, and any successor in interest thereto.

“Conforming Plan of Reorganization” shall mean any Plan of Reorganization whose provisions are consistent with the provisions of this Agreement and the Base Intercreditor Agreement.

“Control Collateral” shall mean any Collateral consisting of any certificated Security, Investment Property, Deposit Account, Instruments, Chattel Paper and any other Collateral as to which a Lien may be perfected through possession or control by the secured party, or any agent therefor.

“Credit Documents” shall mean the Cash Flow Documents, the Initial Junior Priority Documents and any Additional Documents.

“Credit Facility” shall mean the Cash Flow Credit Agreement, the Initial Junior Lien Credit Facility or any Additional Credit Facility, as applicable.

“Credit Parties” shall mean the Cash Flow Credit Parties, the Initial Junior Priority Credit Parties and any Additional Credit Parties.

“Creditor” shall mean any Senior Priority Creditor or Junior Priority Creditor.

“Designated Agent” shall mean any Additional Agent, any Cash Flow Agent under any Cash Flow Credit Agreement other than the Original Cash Flow Indenture, or any Initial Junior Priority Agent, in each case as the Company designates as a Designated Agent (as confirmed in writing by such Party if such designation is made after the execution of this Agreement by such Party (in the case of the Initial Junior Priority Agent) or the joinder of such Party to this Agreement), in each case as and to the extent so designated. Such designation may be for all purposes of this Agreement, or may be for one or more specified purposes hereunder or provisions hereof.

“Designated Senior Priority Obligations” shall mean Senior Priority Obligations where the agent is a Designated Agent under this Agreement.

“DIP Financing” shall have the meaning set forth in Section 6.1(a).

“Discharge of Additional Obligations” shall mean, if any Indebtedness shall at any time have been incurred under any Additional Credit Facility, with respect to each Additional Credit Facility: (a) the payment in full in cash of the applicable Additional Obligations that are outstanding and unpaid at the time all Additional Indebtedness under such Additional Credit Facility is paid in full in cash, (i) including (if applicable), with respect to amounts available to be drawn under outstanding letters of credit issued thereunder at such time (or indemnities or other undertakings issued pursuant thereto in respect of outstanding letters of credit at such time), delivery or provision of cash or backstop letters of credit in respect thereof in compliance with the terms of any such Additional Credit Facility (which shall not exceed an amount equal to 105% of the aggregate undrawn amount of such letters of credit) but (ii) excluding unasserted contingent indemnification or other obligations under the applicable Additional Credit Facility at such time; and (b) the termination of all then outstanding commitments to extend credit under the applicable Additional Documents at such time.

“Discharge of Cash Flow Obligations” shall mean (a) the payment in full in cash of the applicable Cash Flow Obligations that are outstanding and unpaid at the time all Indebtedness under the applicable Cash Flow Credit Agreement is paid in full in cash, (i) including (if applicable), with respect to amounts available to be drawn under outstanding letters of credit issued thereunder at such time (or indemnities or other undertakings issued pursuant thereto in respect of outstanding letters of credit at such time), delivery or provision of cash or backstop letters of credit in respect thereof in compliance with the terms of any such Cash Flow Credit Agreement (which shall not exceed an amount equal to 105% of the aggregate undrawn amount of such letters of credit), but (ii) excluding unasserted contingent indemnification or other obligations under the applicable Cash Flow Credit Agreement at such time, and (b) the termination of all then outstanding commitments to extend credit under the Cash Flow Documents at such time.

“Discharge of Initial Junior Priority Obligations” shall mean, if any Indebtedness shall at any time have been incurred under any Initial Junior Priority Credit Facility, with respect to each Junior Priority Credit Facility, (a) the payment in full in cash of the applicable Initial Junior Priority Obligations that are outstanding and unpaid at the time all Indebtedness under the applicable Initial Junior Priority Credit Facility is paid in full in cash, (i) including (if applicable), with respect to amounts available to be drawn under outstanding letters of credit issued thereunder at such time (or indemnities or other undertakings issued pursuant thereto in respect of outstanding letters of credit at such time), delivery or provision of cash or backstop letters of credit in respect thereof in compliance with the terms of any such Initial Junior Priority Credit Facility (which shall not exceed an amount equal to 105% of the aggregate undrawn amount of such letters of credit) but (ii) excluding unasserted contingent indemnification or other obligations under the applicable Initial Junior Priority Credit Facility at such time, and (b) the termination of all then outstanding commitments to extend credit under the Initial Junior Priority Documents at such time.

“Discharge of Junior Priority Obligations” shall mean the occurrence of all of the Discharge of Initial Junior Priority Obligations and the Discharge of Additional Obligations in respect of Junior Priority Debt.

“Discharge of Senior Priority Obligations” shall mean the occurrence of all of the Discharge of Cash Flow Obligations and the Discharge of Additional Obligations in respect of Senior Priority Debt.

“Dollars” and the sign “$” mean the lawful money of the United States of America.

“Event of Default” shall mean an Event of Default under any Cash Flow Credit Agreement, any Initial Junior Priority Credit Facility or any Additional Credit Facility.

“Excess Senior Priority Obligations” shall mean that portion of the amount of Senior Priority Obligations that exceeds the Maximum Senior Priority Obligations Amount.

“Exercise Any Secured Creditor Remedies” or “Exercise of Secured Creditor Remedies” shall mean:

(a)       the taking of any action to enforce or realize upon any Lien, including the institution of any foreclosure proceedings or the noticing of any public or private sale pursuant to Article 9 of the Uniform Commercial Code, or the taking of any action to enforce any right or power to repossess, replevy, attach, garnish, levy upon or collect the Proceeds of any Lien;

(b)       the exercise of any right or remedy provided to a secured creditor on account of a Lien under any of the Credit Documents, under applicable law, by self-help repossession, by notification to account obligors of any Grantor in an Insolvency Proceeding or otherwise, including the election to retain any of the Collateral in satisfaction of a Lien;

(c)       the taking of any action or the exercise of any right or remedy in respect of the collection on, set off against, marshalling of, injunction respecting or foreclosure on the Collateral or the Proceeds thereof;

(d)       the appointment of a receiver, receiver and manager or interim receiver of all or part of the Collateral;

(e)       the sale, lease, license, or other disposition of all or any portion of the Collateral by private or public sale or any other means permissible under applicable law;

(f)       the exercise of any other right of a secured creditor under Part 6 of Article 9 of the Uniform Commercial Code;

(g)       the exercise of any voting rights relating to any Capital Stock included in the Collateral; and

(h)       the delivery of any notice, claim or demand relating to the Collateral to any Person (including any securities intermediary, depository bank or landlord) in possession or control of any Collateral;

provided that (i) filing a proof of claim or statement of interest in any Insolvency Proceeding, (ii) the acceleration of the Senior Priority Obligations, (iii) the imposition of a default rate or late fee, (iv) the cessation of lending pursuant to the provisions of the Senior Priority Documents, (v) the consent by any Senior Priority Agent to disposition by any Grantor of any of the Collateral or the consent by the Senior Priority Representative to disposition by any Grantor of any of the Collateral or (vi) seeking adequate protection shall, in each case, not be deemed to be an Exercise of Secured Creditor Remedies.

“Financing Lease” shall mean any lease of property, real or personal, the obligations of the lessee in respect of which are required to be capitalized on a balance sheet of the lessee in accordance with generally accepted accounting principles as in effect in the United States.

“Governmental Authority” shall mean any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including the European Union.

“Grantor” shall mean any Grantor as defined in the Cash Flow Collateral Documents, in the Junior Priority Collateral Documents or in the Additional Collateral Documents, as the context requires.

“Guarantor” shall mean any of the Cash Flow Guarantors, the Initial Junior Priority Guarantors and any Additional Guarantors.

“Hedging Affiliate” shall mean any Cash Flow Hedging Affiliate, any Initial Junior Priority Hedging Affiliate or any Additional Hedging Affiliate, as applicable.

“Hedging Agreement” shall mean shall mean any agreement with respect to any swap, spot, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, foreign exchange, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions, in each case, not entered into for speculative purposes.

“Hedging Provider” shall mean any Cash Flow Hedging Provider, any Initial Junior Priority Hedging Provider or any Additional Hedging Provider, as applicable.

“Impairment” shall mean (a) with respect to the Senior Priority Obligations, have the meaning set forth in Section 2.1(i), and (b) with respect to the Junior Priority Obligations, have the meaning set forth in Section 2.1(j).

“Indebtedness” shall mean, with respect to any Person at any date, (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property (other than trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices), (b) any other indebtedness of such Person which is evidenced by a note, bond, debenture or similar instrument, (c) all obligations of such Person under Financing Leases, (d) all obligations of such Person in respect of letters of credit, bankers’ acceptances or other similar instruments issued or created for the account of such Person, (e) all obligations of such Person in respect of interest rate protection agreements, interest rate futures, interest rate options, interest rate caps and any other interest rate hedge arrangements, (f) all indebtedness or obligations of the types referred to in the preceding clauses (a) through (e) to the extent secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof and (g) all guarantees by such Person of Indebtedness of other Persons, to the extent so guaranteed by such Person.

“Initial Junior Priority Agent” shall mean Alter Domus (US) LLC in its capacity as collateral agent under the Original Initial Junior Priority Credit Facility, together with its successors and assigns in such capacity from time to time, whether under the Original Initial Junior Priority Credit Facility or any subsequent Initial Junior Priority Credit Facility, as well as any Person designated as the “Agent” or “Collateral Agent” under any Initial Junior Priority Credit Facility.

“Initial Junior Priority Bank Products Affiliate” shall mean any Person who (a) has entered into a Bank Products Agreement with an Initial Junior Priority Credit Party with the obligations of such Initial Junior Priority Credit Party thereunder being secured by one or more Initial Junior Priority Collateral Documents, (b) was an Initial Junior Priority Agent or an Initial Junior Priority Credit Facility Lender or an Affiliate of an Initial Junior Priority Agent or an Initial Junior Priority Credit Facility Lender, in each case, at the time of entry into such Bank Products Agreement, or on or prior to the date hereof, or at the time of the designation referred to in the following clause (c), and (c) has been designated by the Company in accordance with the terms of one or more Initial Junior Priority Collateral Documents (provided that no Person shall, with respect to any Bank Products Agreement, be at any time a Bank Products Affiliate hereunder with respect to more than one Credit Facility).

“Initial Junior Priority Bank Products Provider” shall mean any Person (other than an Initial Junior Priority Bank Products Affiliate) that has entered into a Bank Products Agreement with an Initial Junior Priority Credit Party with the obligations of such Initial Junior Priority Credit Party thereunder being secured by one or more Initial Junior Priority Collateral Documents, as designated by the Company in accordance with the terms of one or more Initial Junior Priority Collateral Documents (provided that no Person shall, with respect to any Bank Products Agreement, be at any time a Bank Products Provider hereunder with respect to more than one Credit Facility).

“Initial Junior Priority Borrower” shall mean the Company in its capacity as borrower under the Initial Junior Priority Credit Facility, together with its successors and assigns.

“Initial Junior Priority Collateral Documents” shall mean (a) if the Original Initial Junior Priority Credit Facility is then in effect, all “Collateral Documents” as defined in the Original Initial Junior Priority Credit Facility, and (b) thereafter, all other security agreements, mortgages, deeds of trust, pledges and other collateral documents executed and delivered in connection with any Initial Junior Priority Credit Facility, and any other agreement, document or instrument pursuant to which a Lien is granted securing any Initial Junior Priority Obligations or under which rights or remedies with respect to such Liens are governed, in each case as the same may be amended, restated, supplemented, waived or otherwise modified from time to time.

“Initial Junior Priority Credit Facility” shall mean (a) if the Original Initial Junior Priority Credit Facility is then in effect, the Original Initial Junior Priority Credit Facility, and (b) thereafter, if designated by the Company, any other credit agreement, loan agreement, note agreement, promissory note, indenture or other agreement or instrument evidencing or governing the terms of any indebtedness or other financial accommodation that complies with clause (1) of the definition of “Additional Indebtedness” and that has been incurred to refund, refinance, restructure, replace, renew, repay, increase or extend (whether in whole or in part and whether with the original agent and creditors or other agents and creditors or otherwise) the indebtedness and other obligations outstanding under (x) the Original Initial Junior Priority Credit Facility or (y) any subsequent Initial Junior Priority Credit Facility (in each case, as amended, restated, supplemented, waived or otherwise modified from time to time); provided, that the requisite creditors party to such Initial Junior Priority Credit Facility (or their agent or other representative on their behalf) shall agree, by a joinder agreement substantially in the form of Exhibit C attached hereto or otherwise in form and substance reasonably satisfactory to any Senior Priority Agent (other than any Designated Agent) (or, if there is no continuing Senior Priority Agent other than any Designated Agent, as designated by the Company), that the obligations under such Initial Junior Priority Credit Facility are subject to the terms and provisions of this Agreement. Any reference to the Initial Junior Priority Credit Facility shall be deemed a reference to any Initial Junior Priority Credit Facility then in existence.

“Initial Junior Priority Credit Facility Lenders” shall mean one or more holders of Indebtedness (or commitments therefor) that is or may be incurred under any Initial Junior Priority Credit Facility, together with their successors, assigns and transferees, as well as any Person designated as an “Initial Junior Priority Credit Facility Lender” under any Initial Junior Priority Credit Facility.

“Initial Junior Priority Credit Parties” shall mean the Initial Junior Priority Borrower, the Initial Junior Priority Guarantors and each other direct or indirect Subsidiary of the Company or any of its Affiliates that is now or hereafter becomes a party to any Initial Junior Priority Document.

“Initial Junior Priority Creditors” shall mean all Initial Junior Priority Credit Facility Lenders, all Initial Junior Priority Bank Products Affiliates, all Initial Junior Priority Hedging Affiliates, all Initial Junior Priority Bank Products Providers and all Initial Junior Priority Hedging Providers, and all successors, assigns, transferees and replacements thereof, as well as any Person designated as an “Initial Junior Priority Creditor” under any Initial Junior Priority Credit Facility.

“Initial Junior Priority Documents” shall mean the Initial Junior Priority Credit Facility, the Initial Junior Priority Guarantees, the Initial Junior Priority Collateral Documents, any Bank Products Agreements between any Initial Junior Priority Credit Party and any Initial Junior Priority Bank Products Affiliate or any Initial Junior Priority Bank Products Provider, any Hedging Agreements between any Initial Junior Priority Credit Party and any Initial Junior Priority Hedging Affiliate or Initial Junior Priority Hedging Provider, those other ancillary agreements as to which the Initial Junior Priority Agent or any Initial Junior Priority Secured Party is a party or a beneficiary and all other agreements, instruments, documents and certificates, now or hereafter executed by or on behalf of any Initial Junior Priority Credit Party or any of its respective Subsidiaries or Affiliates, and delivered to the Initial Junior Priority Agent, in connection with any of the foregoing or any Initial Junior Priority Credit Facility, in each case as the same may be amended, restated, supplemented, waived or otherwise modified from time to time.

“Initial Junior Priority Guarantees” shall mean (a) if the Original Initial Junior Priority Credit Facility is then in effect, the guarantees of the Initial Junior Priority Guarantors pursuant to the Original Initial Junior Priority Credit Facility, and (b) thereafter, all other guarantees of any Initial Junior Priority Obligations of any Initial Junior Priority Credit Party in favor of any Initial Junior Priority Secured Party, in each case as the same may be amended, restated, supplemented, waived or otherwise modified from time to time.

“Initial Junior Priority Guarantors” shall mean the collective reference to each of the Company’s Subsidiaries that is a guarantor under any of the Initial Junior Priority Guarantees and any other Person who becomes a guarantor under any of the Initial Junior Priority Guarantees, in each case unless and until released from its guarantee obligations.

“Initial Junior Priority Hedging Affiliate” shall mean any Person who (a) has entered into a Hedging Agreement with an Initial Junior Priority Credit Party with the obligations of such Initial Junior Priority Credit Party thereunder being secured by one or more Initial Junior Priority Collateral Documents, (b) was an Initial Junior Priority Agent or an Initial Junior Priority Credit Facility Lender or an Affiliate of an Initial Junior Priority Agent or an Initial Junior Priority Credit Facility Lender, in each case, at the time of entry into such Hedging Agreement, or on or prior to the date hereof, or at the time of the designation referred to in the following clause (c), and (c) has been designated by the Company in accordance with the terms of one or more Initial Junior Priority Collateral Documents (provided that no Person shall, with respect to any Hedging Agreement, be at any time a Hedging Affiliate hereunder with respect to more than one Credit Facility).

“Initial Junior Priority Hedging Provider” shall mean any Person (other than an Initial Junior Priority Hedging Affiliate) that has entered into a Hedging Agreement with an Initial Junior Priority Credit Party with the obligations of such Initial Junior Priority Credit Party thereunder being secured by one or more Initial Junior Priority Collateral Documents, as designated by the Company in accordance with the terms of one or more Initial Junior Priority Collateral Documents (provided that no Person shall, with respect to any Hedging Agreement, be at any time a Hedging Provider hereunder with respect to more than one Credit Facility).

“Initial Junior Priority Obligations” shall mean any and all loans and all other obligations, liabilities and indebtedness of every kind, nature and description, whether now existing or hereafter arising, whether arising before, during or after the commencement of any case with respect to any Initial Junior Priority Credit Party under the Bankruptcy Code or any other Insolvency Proceeding, owing by each Initial Junior Priority Credit Party from time to time to any Initial Junior Priority Agent, any Initial Junior Priority Creditors or any of them, including any Initial Junior Priority Bank Products Affiliates, Initial Junior Priority Hedging Affiliates, Initial Junior Priority Bank Products Providers or Initial Junior Priority Hedging Providers, whether for principal, interest (including interest, fees and expenses which, but for the commencement of an Insolvency Proceeding with respect to such Initial Junior Priority Credit Party, would have accrued on any Initial Junior Priority Obligation, whether or not a claim is allowed against such Initial Junior Priority Credit Party for such interest, fees and expenses in the related Insolvency Proceeding), reimbursement of amounts drawn under letters of credit, payments for early termination of Hedging Agreements, fees, expenses, indemnification or otherwise, and all other amounts owing or due under the terms of the Initial Junior Priority Documents, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

“Initial Junior Priority Secured Parties” shall mean the Initial Junior Priority Agent and the Initial Junior Priority Creditors.

“Insolvency Proceeding” shall mean (a) any case, action or proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors or other similar arrangement in respect of its creditors generally or any substantial portion of its creditors; in each case covered by clauses (a) and (b) undertaken under United States Federal, State or foreign law, including the Bankruptcy Code or other applicable Bankruptcy Law.

“Junior Priority Agent” shall mean any of the Initial Junior Priority Agent and any Additional Agent under any Junior Priority Documents.

“Junior Priority Collateral Documents” shall mean the Initial Junior Priority Collateral Documents and any Additional Collateral Documents in respect of any Junior Priority Obligations.

“Junior Priority Credit Facility” shall mean the Initial Junior Priority Credit Facility and any Additional Credit Facility in respect of any Junior Priority Obligations.

“Junior Priority Creditors” shall mean the Initial Junior Priority Creditors and any Additional Credit Facility Secured Party in respect of any Junior Priority Obligations.

“Junior Priority Debt” shall mean:

(1)       all Initial Junior Priority Obligations; and

(2)       any Additional Obligations of any Credit Party so long as on or before the date on which the relevant Additional Indebtedness is incurred, such Indebtedness is designated by the Company as “Junior Priority Debt” in the relevant Additional Indebtedness Designation delivered pursuant to Section 7.11(a)(iii).

“Junior Priority Documents” shall mean the Initial Junior Priority Documents and any Additional Documents in respect of any Junior Priority Obligations.

“Junior Priority Lien” shall mean a Lien granted or purported to be granted (a) pursuant to an Initial Junior Priority Collateral Document to the Initial Junior Priority Agent or (b) pursuant to an Additional Collateral Document to any Additional Agent for the purpose of securing Junior Priority Obligations.

“Junior Priority Obligations” shall mean the Initial Junior Priority Obligations and any Additional Obligations constituting Junior Priority Debt.

“Junior Priority Representative” shall mean the Junior Priority Agent designated by the Junior Priority Agents to act on behalf of the Junior Priority Agents hereunder, acting in such capacity. The Junior Priority Representative shall initially be the Initial Junior Priority Agent under the Original Initial Junior Priority Credit Facility while the Original Initial Junior Priority Credit Facility is in effect; if the Original Initial Junior Priority Credit Facility is not in effect, the Junior Priority Representative shall be the Initial Junior Priority Agent under the relevant subsequent Initial Junior Priority Documents acting for the Junior Priority Secured Parties, unless the exposure of the corresponding Junior Priority Secured Parties under any other Additional Documents in respect of other Junior Priority Obligations exceeds the exposure of the relevant Junior Priority Secured Parties under such subsequent Initial Junior Priority Documents, and in such case, the Junior Priority Agent under the Junior Priority Documents under which the relevant Junior Priority Secured Parties have the greatest exposure (unless otherwise agreed in writing among the Junior Priority Agents).

“Junior Priority Secured Parties” shall mean, at any time, all of the Junior Priority Agents and all of the Junior Priority Creditors.

“Lien” shall mean any mortgage, pledge, hypothecation, assignment for purposes of security, security deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any Financing Lease having substantially the same economic effect as any of the foregoing).

“Lien Priority” shall mean, with respect to any Lien of the Cash Flow Agent, the Cash Flow Secured Parties, the Initial Junior Priority Agent, the Initial Junior Priority Creditors, any Additional Agent or any Additional Credit Facility Secured Party in the Collateral, the order of priority of such Lien as specified in Section 2.1.

“Maximum Senior Priority Obligations Amount” shall mean the sum of the following:

(a)       an aggregate principal amount, not to exceed (x) $350.0 million minus (y) the aggregate principal amount of any permanent prepayments of the Senior Priority Obligations made in cash and not with the proceeds of permitted refinancings of the Senior Priority Obligations; plus

(b)       all accrued and unpaid interest, premiums (including tender premiums and prepayment premiums), underwriting discounts, commissions, fees and expenses (including original issue discount, upfront fees or initial yield payments), attorneys’ fees, costs, expenses and indemnities in respect of Senior Priority Obligations (including any such amounts in respect of permitted refinancings of the Senior Priority Obligations in respect of the Original Cash Flow Indenture); plus

(c)       Senior Priority Obligations owing to Bank Products Affiliates, Hedging Affiliates, Bank Products Providers or Hedging Providers in an amount not to exceed $500,000 at any time outstanding.

“Moody’s” shall mean Moody’s Investors Service, Inc., and its successors.

“Notes” shall mean the 7.750% senior secured notes due 2026 of the Company issued pursuant to the Original Cash Flow Indenture.

“Original Cash Flow Indenture” shall mean that certain Indenture, dated as of April 22, 2021, by and among the Cash Flow Borrower, Wilmington Trust, National Association, as trustee and collateral agent, including any amendment, supplement, restatement, waiver or other modification in effect from time to time, pursuant to which the Notes were issued.

“Original Initial Junior Priority Credit Facility” shall mean that certain Second Lien Credit and Guaranty Agreement, dated as of April 22, 2021, by and among the Company, the lenders party thereto and Alter Domus (US) LLC as administrative agent and collateral agent, including any amendment, supplement restatement, waiver or other modification in effect from time to time.

“Original Initial Junior Priority Lenders” shall mean Deerfield Partners, L.P., Deerfield Private Design Fund III, L.P. and BPC Lending II LLC, in each case together with their respective controlled Affiliates.

“Party” shall mean any of the Cash Flow Agent, the Initial Junior Priority Agent or any Additional Agent, and “Parties” shall mean all of the Cash Flow Agent, the Initial Junior Priority Agent and any Additional Agent.

“Person” shall mean an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

“Plan of Reorganization” shall mean any plan of reorganization, plan of liquidation, agreement for composition, or other type of plan of arrangement proposed in or in connection with any Insolvency Proceeding.

“Pledged Securities” shall mean the “Pledged Collateral” as defined in the in the Cash Flow Collateral Documents, in the Initial Junior Priority Collateral Documents or in any Additional Collateral Documents, as the context requires.

“Proceeds” shall mean (a) all “proceeds,” as such term is defined in Article 9 of the Uniform Commercial Code, with respect to the Collateral, (b) whatever is recoverable or recovered when any Collateral is sold, exchanged, collected, or disposed of, whether voluntarily or involuntarily and (c) in the case of Proceeds of Pledged Securities, all dividends or other income from the Pledged Securities, collections thereon or distributions or payments with respect thereto.

“Property” shall mean any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

“Purchase Date” shall have the meaning set forth in Section 3.7(a).

“Purchase Notice” shall have the meaning set forth in Section 3.7(a).

“Purchase Option Event” shall have the meaning set forth in Section 3.7(a).

“Purchasing Creditors” shall have the meaning set forth in Section 3.7(a).

“Replacement Agent” shall have the meaning set forth in Section 3.7(d).

“S&P” shall mean Standard & Poor’s Financial Services LLC, a division of S&P Global, Inc., and its successors.

“Secured Parties” shall mean the Senior Priority Secured Parties and the Junior Priority Secured Parties.

“Senior Priority Agent” shall mean any of the Cash Flow Agent or any Additional Agent under any Senior Priority Documents.

“Senior Priority Credit Facility” shall mean the Cash Flow Credit Agreement and any Additional Credit Facility in respect of any Senior Priority Obligations.

“Senior Priority Creditors” shall mean the Cash Flow Secured Parties and any Additional Credit Facility Secured Party in respect of any Senior Priority Obligations.

“Senior Priority Debt” shall mean:

(1)       all Cash Flow Obligations; and

(2)       any Additional Obligations of any Credit Party so long as on or before the date on which the relevant Additional Indebtedness is incurred, such Indebtedness is designated by the Company as “Senior Priority Debt” in the relevant Additional Indebtedness Designation delivered pursuant to Section 7.11(a)(iii).

“Senior Priority Documents” shall mean the Cash Flow Documents and any Additional Documents in respect of any Senior Priority Obligations.

“Senior Priority Lien” shall mean a Lien granted (a) by a Cash Flow Collateral Document to the Cash Flow Agent or (b) by an Additional Collateral Document to any Additional Agent for the purpose of securing Senior Priority Obligations.

“Senior Priority Obligations” shall mean the Cash Flow Obligations and any Additional Obligations constituting Senior Priority Debt.

“Senior Priority Recovery” shall have the meaning set forth in Section 5.3.

“Senior Priority Representative” shall mean the Senior Priority Agent designated by the Senior Priority Agents to act on behalf of the Senior Priority Agents under this Agreement, acting in such capacity; provided that, at any time the Base Intercreditor Agreement is in effect, the Senior Priority Representative shall be the “Term Loan Collateral Representative” as defined under the Base Intercreditor Agreement. If the Base Intercreditor Agreement is no longer in effect, the Senior Priority Representative shall initially be the Cash Flow Agent under the Original Cash Flow Indenture while the Original Cash Flow Indenture is in effect; if the Original Cash Flow Indenture is not in effect, the Senior Priority Representative shall be (1) the Senior Priority Agent under the relevant subsequent Cash Flow Credit Agreement acting for the Senior Priority Secured Parties, if any, or (2) if there is no subsequent Cash Flow Credit Agreement, or if the principal amount of the Cash Flow Obligations owed to the corresponding Senior Priority Secured Parties under any other Additional Documents in respect of other Senior Priority Obligations exceeds the principal amount of Cash Flow Obligations owed to the relevant Senior Priority Secured Parties under such subsequent Cash Flow Credit Agreement, the Senior Priority Agent under the Senior Priority Documents under which the relevant Senior Priority Secured Parties are owed the greatest principal amount of Cash Flow Obligations (unless otherwise agreed in writing among the Senior Priority Agents).

“Senior Priority Secured Parties” shall mean, at any time, all of the Senior Priority Agents and all of the Senior Priority Creditors.

“Series of Junior Priority Debt” shall mean, severally, (a) the Indebtedness outstanding under the Initial Junior Priority Credit Facility and (b) the Indebtedness outstanding under any Additional Credit Facility in respect of or constituting Junior Priority Debt.

“Series of Senior Priority Debt” shall mean, severally, (a) the Indebtedness outstanding under the Cash Flow Credit Agreement and (b) the Indebtedness outstanding under any Additional Credit Facility in respect of or constituting Senior Priority Debt.

“Standstill Period” shall have the meaning set forth in Section 2.3(a).

“Subsidiary” of any Person shall mean a corporation, partnership, limited liability company, or other entity (a) of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership, limited liability company or other entity are at the time owned by such Person, or (b) the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person and, in the case of this clause (b), which is treated as a consolidated subsidiary for accounting purposes.

“Uniform Commercial Code” or “UCC” shall mean the Uniform Commercial Code as the same may, from time to time, be in effect in the State of New York; provided that to the extent that the Uniform Commercial Code is used to define any term in any security document and such term is defined differently in differing Articles of the Uniform Commercial Code, the definition of such term contained in Article 9 shall govern; provided, further, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection, publication or priority of, or remedies with respect to, Liens of any Party is governed by the Uniform Commercial Code or foreign personal property security laws as enacted and in effect in a jurisdiction other than the State of New York, the term “Uniform Commercial Code” will mean the Uniform Commercial Code or such foreign personal property security laws as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions.

“United States” shall mean the United States of America.

Section 1.3          Rules of Construction. Unless the context of this Agreement clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the term “including” is not limiting, and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or”. The words “hereof”, “herein”, “hereby”, “hereunder”, and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Article, section, subsection, clause, schedule, and exhibit references herein are to this Agreement unless otherwise specified. Any reference in this Agreement to any agreement, instrument, or document shall include all alterations, amendments, changes, extensions, modifications, refinancings, renewals, replacements, restatements, substitutions, joinders, and supplements thereto and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, extensions, modifications, refinancings, renewals, replacements, restatements, substitutions, joinders, and supplements set forth herein). Any reference herein to any Person shall be construed to include such Person’s successors and assigns, and any reference herein to any Person acting in a particular capacity shall be construed to include such Person’s successors and assigns in that capacity. Any reference herein to the repayment in full of an obligation shall mean the payment in full in cash of such obligation, or in such other manner as may be approved in writing by the requisite holders or representatives in respect of such obligation.

ARTICLE II

LIEN PRIORITY

Section 2.1          Agreement to Subordinate.

(a)                Notwithstanding (i) the date, time, method, manner, or order of grant, attachment, or perfection (including any defect or deficiency or alleged defect or deficiency in any of the foregoing) of any Liens granted to any Senior Priority Agent or any Senior Priority Creditors in respect of all or any portion of the Collateral, or of any Liens granted to any Junior Priority Agent or any Junior Priority Creditors in respect of all or any portion of the Collateral, and regardless of how any such Lien was acquired (whether by grant, statute, operation of law, subrogation or otherwise), (ii) the order or time of filing or recordation of any document or instrument for perfecting the Liens in favor of any Senior Priority Agent, any Senior Priority Creditors, any Junior Priority Agent or any Junior Priority Creditors in any Collateral, (iii) any provision of the Uniform Commercial Code, the Bankruptcy Code or any other applicable law, or of any Senior Priority Documents or Junior Priority Documents, (iv) whether any Senior Priority Agent or any Junior Priority Agent, in each case either directly or through agents, holds possession of, or has control over, all or any part of the Collateral, (v) the fact that any such Liens in favor of any Senior Priority Agent or any Senior Priority Creditors securing any of the Senior Priority Obligations are (x) subordinated to any Lien securing any other obligation of any Credit Party or (y) otherwise subordinated, voided, avoided, invalidated or lapsed or (vi) any other circumstance of any kind or nature whatsoever, each Junior Priority Agent, for and on behalf of itself and the Junior Priority Creditors represented thereby, hereby agrees that:

(i)                        any Lien in respect of all or any portion of the Collateral now or hereafter held by or on behalf of any Junior Priority Agent or any Junior Priority Creditor that secures all or any portion of the Junior Priority Obligations shall be junior and subordinate in all respects to all Liens granted to any of the Senior Priority Agents and the Senior Priority Creditors in the Collateral to secure all or any portion of the Senior Priority Obligations;

(ii)                        any Lien in respect of all or any portion of the Collateral now or hereafter held by or on behalf of any Senior Priority Agent or any Senior Priority Creditor that secures all or any portion of the Senior Priority Obligations shall be senior and prior in all respects to all Liens granted to any of the Junior Priority Agents and the Junior Priority Creditors in the Collateral to secure all or any portion of the Junior Priority Obligations;

(iii)                      except as otherwise provided in the Base Intercreditor Agreement, any Lien in respect of all or any portion of the Collateral now or hereafter held by or on behalf of any Senior Priority Agent or any Senior Priority Creditor that secures all or any portion of the Senior Priority Obligations shall be pari passu and equal in priority in all respects with any Lien in respect of all or any portion of the Collateral now or hereafter held by or on behalf of any other Senior Priority Agent or any other Senior Priority Creditor that secures all or any portion of the Senior Priority Obligations; and

(iv)                        except as otherwise provided in the Base Intercreditor Agreement, and except as may be separately otherwise agreed in writing by and between or among any applicable Junior Priority Agents, in each case on behalf of itself and the Junior Priority Secured Parties represented thereby, any Lien in respect of all or any portion of the Collateral now or hereafter held by or on behalf of any Junior Priority Agent or any Junior Priority Creditor that secures all or any portion of the Junior Priority Obligations shall be pari passu and equal in priority in all respects with any Lien in respect of all or any portion of the Collateral now or hereafter held by or on behalf of any other Junior Priority Agent or any other Junior Priority Creditor that secures all or any portion of the Junior Priority Obligations;

provided that, until the first date on which the Original Initial Junior Priority Lenders have ceased to be Junior Priority Creditors, solely for purposes of this Section 2.1(a) “Senior Priority Obligations” shall not include any Excess Senior Priority Obligations.

(b)                Notwithstanding (i) the date, time, method, manner, or order of grant, attachment, or perfection (including any defect or deficiency or alleged defect or deficiency in any of the foregoing) of any Liens granted to any Senior Priority Agent or any Senior Priority Creditors in respect of all or any portion of the Collateral and regardless of how any such Lien was acquired (whether by grant, statute, operation of law, subrogation or otherwise), (ii) the order or time of filing or recordation of any document or instrument for perfecting the Liens in favor of any other Senior Priority Agent or any other Senior Priority Creditors in any Collateral, (iii) any provision of the Uniform Commercial Code, the Bankruptcy Code or any other applicable law, or of any Senior Priority Documents, (iv) whether any Senior Priority Agent, in each case either directly or through agents, holds possession of, or has control over, all or any part of the Collateral, (v) the fact that any such Liens in favor of any Senior Priority Agent or any Senior Priority Creditors securing any of the Senior Priority Obligations are (x) subordinated to any Lien securing any other obligation of any Credit Party or (y) otherwise subordinated, voided, avoided, invalidated or lapsed or (vi) any other circumstance of any kind or nature whatsoever, each Senior Priority Agent, for and on behalf of itself and the Senior Priority Creditors represented thereby, hereby agrees that, except as otherwise provided in the Base Intercreditor Agreement or as may be separately otherwise agreed in writing by and between or among any applicable Senior Priority Agents, in each case on behalf of itself and the Senior Priority Creditors represented thereby, any Lien in respect of all or any portion of the Collateral now or hereafter held by or on behalf of any Senior Priority Agent or any Senior Priority Creditor that secures all or any portion of the Senior Priority Obligations shall be pari passu and equal in priority in all respects with any Lien in respect of all or any portion of the Collateral now or hereafter held by or on behalf of any other Senior Priority Agent or any other Senior Priority Creditor that secures all or any portion of the Senior Priority Obligations.

(c)                Notwithstanding (i) the date, time, method, manner, or order of grant, attachment, or perfection (including any defect or deficiency or alleged defect or deficiency in any of the foregoing) of any Liens granted to any Junior Priority Agent or any Junior Priority Creditors in respect of all or any portion of the Collateral and regardless of how any such Lien was acquired (whether by grant, statute, operation of law, subrogation or otherwise), (ii) the order or time of filing or recordation of any document or instrument for perfecting the Liens in favor of any other Junior Priority Agent or any other Junior Priority Creditors in any Collateral, (iii) any provision of the Uniform Commercial Code, the Bankruptcy Code or any other applicable law, or of any Junior Priority Documents, (iv) whether any Junior Priority Agent, in each case either directly or through agents, holds possession of, or has control over, all or any part of the Collateral, (v) the fact that any such Liens in favor of any Junior Priority Agent or any Junior Priority Creditors securing any of the Junior Priority Obligations are (x) subordinated to any Lien securing any other obligation of any Credit Party or (y) otherwise subordinated, voided, avoided, invalidated or lapsed or (vi) any other circumstance of any kind or nature whatsoever, each Junior Priority Agent, for and on behalf of itself and the Junior Priority Creditors represented thereby, hereby agrees that, except as otherwise provided in the Base Intercreditor Agreement or as may be separately otherwise agreed in writing by and between or among any applicable Junior Priority Agents, in each case on behalf of itself and the Junior Priority Creditors represented thereby, any Lien in respect of all or any portion of the Collateral now or hereafter held by or on behalf of any Junior Priority Agent or any Junior Priority Creditor that secures all or any portion of the Junior Priority Obligations shall be pari passu and equal in priority in all respects with any Lien in respect of all or any portion of the Collateral now or hereafter held by or on behalf of any other Junior Priority Agent or any other Junior Priority Creditor that secures all or any portion of the Junior Priority Obligations.

(d)                Notwithstanding any failure by any Senior Priority Secured Party to perfect its security interests in the Collateral or any avoidance, invalidation, priming or subordination by any third party or court of competent jurisdiction (including in any Insolvency Proceeding) of the security interests in the Collateral granted to any of the Senior Priority Secured Parties, the priority and rights as (x) between the respective classes of Senior Priority Secured Parties, and (y) between the Senior Priority Secured Parties, on the one hand, and the Junior Priority Secured Parties, on the other hand, with respect to the Collateral shall be as set forth herein. Notwithstanding any failure by any Junior Priority Secured Party to perfect its security interests in the Collateral or any avoidance, invalidation, priming or subordination by any third party or court of competent jurisdiction of the security interests in the Collateral granted to any of the Junior Priority Secured Parties, the priority and rights as between the respective classes of Junior Priority Secured Parties with respect to the Collateral shall be as set forth herein. Lien priority as among the Senior Priority Obligations and the Junior Priority Obligations with respect to any Collateral will be governed solely by this Agreement, except as may be separately otherwise agreed in writing by or among any applicable Parties to the extent permitted pursuant to this Agreement and the Base Intercreditor Agreement (as applicable).

(e)                The Cash Flow Agent, for and on behalf of itself and the Cash Flow Secured Parties, acknowledges and agrees that (x) concurrently herewith, the Initial Junior Priority Agent, for the benefit of itself and the Initial Junior Priority Secured Parties, has been granted Junior Priority Liens upon all of the Collateral in which the Cash Flow Agent has been granted Senior Priority Liens, and the Cash Flow Agent hereby consents thereto, and (y) one or more Additional Agents, each on behalf of itself and any Additional Credit Facility Secured Parties represented thereby, may be granted Senior Priority Liens or Junior Priority Liens upon all of the Collateral in which the Cash Flow Agent has been granted Senior Priority Liens, and the Cash Flow Agent hereby consents thereto.

(f)                 The Initial Junior Priority Agent, for and on behalf of itself and the Initial Junior Priority Secured Parties, acknowledges and agrees that (x) the Cash Flow Agent, for the benefit of itself and the Cash Flow Secured Parties, has been granted Senior Priority Liens upon all of the Collateral in which the Initial Junior Priority Agent has been granted Junior Priority Liens, and the Initial Junior Priority Agent hereby consents thereto, and (y) one or more Additional Agents, each on behalf of itself and any Additional Credit Facility Secured Parties represented thereby, may be granted Senior Priority Liens or Junior Priority Liens upon all of the Collateral in which the Initial Junior Priority Agent has been granted Junior Priority Liens, and the Initial Junior Priority Agent hereby consents thereto.

(g)                Each Additional Agent, for and on behalf of itself and any Additional Credit Facility Secured Parties represented thereby, acknowledges and agrees that, (x) the Cash Flow Agent, for the benefit of itself and the Cash Flow Secured Parties, has been granted Senior Priority Liens upon all of the Collateral in which such Additional Agent is being granted Liens, and such Additional Agent hereby consents thereto, (y) concurrently herewith, the Initial Junior Priority Agent, for the benefit of itself and the Initial Junior Priority Secured Parties, has been granted Junior Priority Liens upon all of the Collateral in which such Additional Agent is being granted Liens, and such Additional Agent hereby consents thereto, and (z) one or more other Additional Agents, each on behalf of itself and any Additional Credit Facility Secured Parties represented thereby, have been or may be granted Senior Priority Liens or Junior Priority Liens upon all of the Collateral in which such Additional Agent is being granted Liens, and such Additional Agent hereby consents thereto.

(h)                Lien priority as among the Additional Obligations, the Cash Flow Obligations and the Initial Junior Priority Obligations with respect to any Collateral will be governed solely by this Agreement and, as applicable, the Base Intercreditor Agreement, except as may be separately otherwise agreed in writing by or among any applicable Parties to the extent permitted pursuant to this Agreement and the Base Intercreditor Agreement (as applicable).

(i)                 Each Senior Priority Agent, for and on behalf of itself and the relevant Senior Priority Secured Parties represented thereby, hereby acknowledges and agrees that it is the intention of the Senior Priority Secured Parties of each Series of Senior Priority Debt that the holders of Senior Priority Obligations of such Series of Senior Priority Debt (and not the Senior Priority Secured Parties of any other Series of Senior Priority Debt) bear the risk of (i) any determination by a court of competent jurisdiction that (x) any of the Senior Priority Obligations of such Series of Senior Priority Debt are unenforceable under applicable law or are subordinated to any other obligations (other than another Series of Senior Priority Debt), (y) any of the Senior Priority Obligations of such Series of Senior Priority Debt do not have an enforceable security interest in any of the Collateral securing any other Series of Senior Priority Debt and/or (z) any intervening security interest exists securing any other obligations (other than another Series of Senior Priority Debt) on a basis ranking prior to the security interest of such Series of Senior Priority Debt but junior to the security interest of any other Series of Senior Priority Debt or (ii) the existence of any Collateral for any other Series of Senior Priority Debt that is not also Collateral for the other Series of Senior Priority Debt (any such condition referred to in the foregoing clauses (i) or (ii) with respect to any Series of Senior Priority Debt, an “Impairment” of such Series of Senior Priority Debt). In the event of any Impairment with respect to any Series of Senior Priority Debt, the results of such Impairment shall be borne solely by the holders of such Series of Senior Priority Debt, and the rights of the holders of such Series of Senior Priority Debt (including the right to receive distributions in respect of such Series of Senior Priority Debt pursuant to Section 4.1) set forth herein shall be modified to the extent necessary so that the effects of such Impairment are borne solely by the holders of the Series of Senior Priority Debt subject to such Impairment.

(j)                 Each Junior Priority Agent, for and on behalf of itself and the relevant Junior Priority Secured Parties represented thereby, hereby acknowledges and agrees that it is the intention of the Junior Priority Secured Parties of each Series of Junior Priority Debt that the holders of Junior Priority Obligations of such Series of Junior Priority Debt (and not the Junior Priority Secured Parties of any other Series of Junior Priority Debt) bear the risk of (i) any determination by a court of competent jurisdiction that (x) any of the Junior Priority Obligations of such Series of Junior Priority Debt are unenforceable under applicable law or are subordinated to any other obligations (other than another Series of Junior Priority Debt), (y) any of the Junior Priority Obligations of such Series of Junior Priority Debt do not have an enforceable security interest in any of the Collateral securing any other Series of Junior Priority Debt and/or (z) any intervening security interest exists securing any other obligations (other than another Series of Junior Priority Debt) on a basis ranking prior to the security interest of such Series of Junior Priority Debt but junior to the security interest of any other Series of Junior Priority Debt or (ii) the existence of any Collateral for any other Series of Junior Priority Debt that is not also Collateral for the other Series of Junior Priority Debt (any such condition referred to in the foregoing clauses (i) or (ii) with respect to any Series of Junior Priority Debt, an “Impairment” of such Series of Junior Priority Debt). In the event of any Impairment with respect to any Series of Junior Priority Debt, the results of such Impairment shall be borne solely by the holders of such Series of Junior Priority Debt, and the rights of the holders of such Series of Junior Priority Debt (including the right to receive distributions in respect of such Series of Junior Priority Debt pursuant to Section 4.1) set forth herein shall be modified to the extent necessary so that the effects of such Impairment are borne solely by the holders of the Series of Junior Priority Debt subject to such Impairment.

(k)                The subordination of Liens by each Junior Priority Agent in favor of the Senior Priority Agents shall not be deemed to subordinate the Liens of any Junior Priority Agent to the Liens of any other Person. The provision of pari passu and equal priority as between Liens of any Senior Priority Agent and Liens of any other Senior Priority Agent, in each case as set forth herein, shall not be deemed to provide that the Liens of the Senior Priority Agent will be pari passu or of equal priority with the Liens of any other Person, or to subordinate any Liens of any Senior Priority Agent to the Liens of any Person. The provision of pari passu and equal priority as between Liens of any Junior Priority Agent and Liens of any other Junior Priority Agent, in each case as set forth herein, shall not be deemed to provide that the Liens of the Junior Priority Agent will be pari passu or of equal priority with the Liens of any other Person.

(l)                 So long as the Discharge of Senior Priority Obligations has not occurred, the parties hereto agree that in the event that any Borrower shall, or shall permit any other Grantor to, grant or permit any additional Liens, or take any action to perfect any additional Liens, on any asset or property to secure any Junior Priority Obligation and have not also granted a Lien on such asset or property to secure the Senior Priority Obligations and taken all actions to perfect such Liens, then, without limiting any other rights and remedies available to any Senior Priority Agent and/or the other Senior Priority Secured Parties, each Junior Priority Agent, for and on behalf of itself and the Junior Lien Secured Parties for which it is a Junior Priority Agent, and each other Junior Priority Secured Party (by its acceptance of the benefits of the Junior Priority Documents), agrees that any amounts received by or distributed to any of them pursuant to or as a result of Liens granted in contravention of this Section 2.1(l) shall be subject to Section 4.1(d).

Section 2.2          Waiver of Right to Contest Liens.

(a)                Each Junior Priority Agent, for and on behalf of itself and the Junior Priority Creditors represented thereby, agrees that it and they shall not (and hereby waives any right to) take any action to contest or challenge (or assist or support any other Person in contesting or challenging), directly or indirectly, whether or not in any proceeding (including in any Insolvency Proceeding), the validity, priority, enforceability, or perfection of the Liens of, or the allowability of any claims asserted by, any Senior Priority Agent or any Senior Priority Creditor in respect of the Collateral, or the provisions of this Agreement. Except to the extent expressly set forth in this Agreement, each Junior Priority Agent, for and on behalf of itself and the Junior Priority Creditors represented thereby, agrees that no Junior Priority Agent or Junior Priority Creditor will take any action that would interfere with any Exercise of Secured Creditor Remedies undertaken by any Senior Priority Agent or any Senior Priority Creditor under the Senior Priority Documents with respect to the Collateral. Except to the extent expressly set forth in this Agreement, each Junior Priority Agent, for and on behalf of itself and the Junior Priority Creditors represented thereby, hereby waives any and all rights it or such Junior Priority Creditors may have as a junior lien creditor or otherwise to contest, protest, object to or interfere with the manner in which any Senior Priority Agent or any Senior Priority Creditor seeks to enforce its Liens in any Collateral.

(b)                Except as may be separately otherwise agreed in writing by and between or among any applicable Junior Priority Agents, in each case on behalf of itself and any Junior Priority Creditors represented thereby, each Junior Priority Agent, for and on behalf of itself and the Junior Priority Creditors represented thereby, agrees that it and they shall not (and hereby waives any right to) take any action to contest or challenge (or assist or support any other Person in contesting or challenging), directly or indirectly, whether or not in any proceeding (including in any Insolvency Proceeding), the validity, priority, enforceability, or perfection of the Liens of any other Junior Priority Agent or any other Junior Priority Creditor in respect of the Collateral, or the provisions of this Agreement. Except to the extent expressly set forth in this Agreement, or as may be separately otherwise agreed in writing by and between or among any applicable Junior Priority Agents, each Junior Priority Agent, for and on behalf of itself and the Junior Priority Creditors represented thereby, agrees that none of such Junior Priority Agent and Junior Priority Creditors will take any action that would interfere with any Exercise of Secured Creditor Remedies undertaken by any Junior Priority Agent or any Junior Priority Creditor under the Junior Priority Documents with respect to the Collateral. Except to the extent expressly set forth in this Agreement, or as may be separately otherwise agreed in writing by and between or among any applicable Junior Priority Agents, each Junior Priority Agent, for and on behalf of itself and the Junior Priority Creditors represented thereby, hereby waives any and all rights it or such Junior Priority Creditors may have as a junior lien creditor or otherwise to contest, protest, object to or interfere with the manner in which any Junior Priority Agent or any Junior Priority Creditor seeks to enforce its Liens in any Collateral so long as such other Junior Priority Agent or Junior Priority Creditor is not prohibited from taking such action under this Agreement.

(c)                The assertion of priority rights established under the terms of this Agreement or in any separate writing contemplated hereby between any of the parties hereto shall not be considered a challenge to Lien priority of any Party prohibited by this Section 2.2.

Section 2.3          Remedies Standstill.

(a)                Each Junior Priority Agent, for and on behalf of itself and the Junior Priority Creditors represented thereby, agrees that, until the Discharge of Senior Priority Obligations, such Junior Priority Agent and such Junior Priority Creditors:

(i)             will not, and will not seek to, Exercise Any Secured Creditor Remedies (or institute or join in any action or proceeding with respect to the Exercise of Secured Creditor Remedies) with respect to the Collateral without the written consent of the Senior Priority Representative; provided that any Junior Priority Agent may Exercise Any Secured Creditor Remedies (other than any Secured Creditor Remedies the exercise of which is otherwise prohibited by this Agreement, including Article VI) after a period of 45 consecutive days has elapsed from the date of delivery of written notice by such Junior Priority Agent to each Senior Priority Agent stating that an Event of Default (as defined under the applicable Junior Priority Credit Facility) has occurred and is continuing thereunder and stating its intention to Exercise Any Secured Creditor Remedies (the “Standstill Period”), and then such Junior Priority Agent may Exercise Any Secured Creditor Remedies only so long as (1) no Event of Default relating to the payment of interest, principal, fees or other Senior Priority Obligations shall have occurred and be continuing and (2) no Senior Priority Secured Party shall have commenced (or attempted to commence or given notice of its intent to commence) the Exercise of Secured Creditor Remedies with respect to the Collateral (including seeking relief from the automatic stay or any other stay in any Insolvency Proceeding), and

(ii)            will not knowingly take, receive or accept any Proceeds of the Collateral, it being understood and agreed that the temporary deposit of Proceeds of Collateral in a Deposit Account controlled by the Junior Priority Representative shall not constitute a breach of this Agreement so long as such Proceeds are promptly remitted to the Senior Priority Representative after of the Junior Priority Agent’s actual knowledge of such deposit.

From and after the date on which the Discharge of Senior Priority Obligations shall have occurred (or prior thereto upon obtaining the written consent of each Senior Priority Agent), any Junior Priority Agent and any Junior Priority Creditor may Exercise Any Secured Creditor Remedies under the Junior Priority Documents or applicable law as to any Collateral; provided, however, that any Exercise of Secured Creditor Remedies with respect to any Collateral by any Junior Priority Agent or any Junior Priority Creditor is at all times subject to the provisions of this Agreement, including Section 4.1. Notwithstanding anything to the contrary contained herein, any Junior Priority Agent or any Junior Priority Secured Party may:

(1)       file a claim or statement of interest with respect to the Junior Priority Obligations; provided that an Insolvency Proceeding has been commenced by or against any Credit Party;

(2)       take any action (not adverse to the priority status of the Liens granted to any Senior Priority Agent or any Senior Priority Creditors on the Collateral, or the rights of the Senior Priority Agent or any of the Senior Priority Secured Parties to exercise rights, powers, and/or remedies in respect thereof, including those under Article VI) in order to create, prove, perfect, preserve or protect (but not enforce) its Lien on and rights in, and the perfection and priority of its Lien on, any of the Collateral;

(3)       file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any person objecting to or otherwise seeking the disallowance of the claims of the Junior Priority Secured Parties represented thereby or of the same Series of Junior Priority Debt, in accordance with the terms of this Agreement;

(4)       file any pleadings, objections, motions or agreements which assert rights or interests available to unsecured creditors of the Credit Parties arising under either any Insolvency Proceeding or applicable non-bankruptcy law, in each case not inconsistent with or prohibited by the terms of this Agreement or applicable law (including the Bankruptcy Laws of any applicable jurisdiction); and

(5)       vote on any Plan of Reorganization, file any proof of claim, make other filings and make any arguments and motions (including in support of or opposition to, as applicable, the confirmation or approval of any Plan of Reorganization) that are, in each case, in accordance with the terms of this Agreement.

(b)                Any Senior Priority Agent, for and on behalf of itself and any Senior Priority Creditors represented thereby, agrees that such Senior Priority Agent and such Senior Priority Creditors will not (except as may be separately otherwise agreed in writing by and between or among all Senior Priority Agents, in each case on behalf of itself and the Senior Priority Creditors represented thereby), and will not seek to, Exercise Any Secured Creditor Remedies (or institute or join in any action or proceeding with respect to the Exercise of Secured Creditor Remedies) with respect to any of the Collateral without the written consent of the Senior Priority Representative and will not knowingly take, receive or accept any Proceeds of Collateral (except as may be separately otherwise agreed in writing by and between or among all Senior Priority Agents, in each case on behalf of itself and the Senior Priority Creditors represented thereby), it being understood and agreed that the temporary deposit of Proceeds of Collateral in a Deposit Account controlled by such Senior Priority Agent shall not constitute a breach of this Agreement so long as such Proceeds are promptly remitted to the Senior Priority Representative; provided that nothing in this sentence shall prohibit any Senior Priority Agent from taking such actions in its capacity as Senior Priority Representative, if applicable. The Senior Priority Representative may Exercise Any Secured Creditor Remedies under the Senior Priority Collateral Documents or applicable law as to any Collateral; provided, however, that any Exercise of Secured Creditor Remedies with respect to any Collateral by the Senior Priority Representative is at all times subject to the provisions of this Agreement, including Section 4.1 hereof and of the Base Intercreditor Agreement.

Section 2.4          Exercise of Rights.

(a)                No Other Restrictions. Except as expressly set forth in this Agreement, each Agent and each Creditor shall have any and all rights and remedies it may have as a creditor under applicable law, including the right to the Exercise of Secured Creditor Remedies (except as may be separately otherwise agreed in writing by and between or among any applicable Parties, solely as among such Parties and the Creditors represented thereby); provided, however, that the Exercise of Secured Creditor Remedies with respect to the Collateral shall be subject to the Lien Priority and to the provisions of this Agreement, including Section 4.1. Each Senior Priority Agent may enforce the provisions of the applicable Senior Priority Documents, each Junior Priority Agent may enforce the provisions of the applicable Junior Priority Documents, and each Agent may Exercise Any Secured Creditor Remedies, all in such order and in such manner as each may determine in the exercise of its sole discretion, consistent with the terms of this Agreement and mandatory provisions of applicable law (except as may be separately otherwise agreed in writing by and between or among any applicable Parties, solely as among such Parties and the Creditors represented thereby); provided, however, that each Agent agrees to provide to each other such Party copies of any notices that it is required under applicable law to deliver to any Credit Party; provided, further, however, that any Senior Priority Agent’s failure to provide any such copies to any other such Party shall not impair any Senior Priority Agent’s rights hereunder or under any of the applicable Senior Priority Documents, and any Junior Priority Agent’s failure to provide any such copies to any other such Party shall not impair any Junior Priority Agent’s rights hereunder or under any of the applicable Junior Priority Documents. Each Agent agrees for and on behalf of itself and each Creditor represented thereby that such Agent and each such Creditor will not institute or join in any suit, Insolvency Proceeding or other proceeding or assert in any suit, Insolvency Proceeding or other proceeding any claim, (x) in the case of any Junior Priority Agent and any Junior Priority Creditor represented thereby, against any Senior Priority Secured Party, and (y) in the case of any Senior Priority Agent and any Senior Priority Creditor represented thereby, against any Junior Priority Secured Party, seeking damages from or other relief by way of specific performance, instructions or otherwise, with respect to any action taken or omitted to be taken by such Person with respect to the Collateral that is consistent with the terms of this Agreement, and none of such Persons shall be liable for any such action taken or omitted to be taken. Except as may be separately otherwise agreed in writing by and between or among any applicable Senior Priority Agents, in each case on behalf of itself and the Senior Priority Creditors represented thereby, each Senior Priority Agent agrees for and on behalf of any Senior Priority Creditors represented thereby that such Agent and each such Creditor will not institute or join in any suit, Insolvency Proceeding or other proceeding or assert in any suit, Insolvency Proceeding or other proceeding any claim against any other Senior Priority Agent or any Senior Priority Creditor represented thereby seeking damages from or other relief by way of specific performance, instructions or otherwise, with respect to any action taken or omitted to be taken by such Person with respect to the Collateral that is consistent with the terms of this Agreement, and none of such Persons shall be liable for any such action taken or omitted to be taken. Except as may be separately otherwise agreed in writing by and between or among any Junior Priority Agents, in each case on behalf of itself and the Junior Priority Creditors represented thereby, each Junior Priority Agent agrees for and on behalf of any Junior Priority Creditors represented thereby that such Agent and each such Creditor will not institute or join in any suit, Insolvency Proceeding or other proceeding or assert in any suit, Insolvency Proceeding or other proceeding any claim against any other Junior Priority Agent or any Junior Priority Creditor represented thereby seeking damages from or other relief by way of specific performance, instructions or otherwise, with respect to any action taken or omitted to be taken by such Person with respect to the Collateral that is consistent with the terms of this Agreement, and none of such Persons shall be liable for any such action taken or omitted to be taken.

(b)                [Reserved].

Section 2.5          [RESERVED]

Section 2.6          Waiver of Marshalling. Until the Discharge of Senior Priority Obligations, each Junior Priority Agent, on behalf of itself and the Junior Priority Secured Parties represented thereby, agrees not to assert and hereby waives, to the fullest extent permitted by law, any right to demand, request, plead or otherwise assert or otherwise claim the benefit of, any marshalling or other similar right that may otherwise be available under applicable law with respect to the Collateral or any other similar rights a junior secured creditor may have under applicable law.

ARTICLE III

ACTIONS OF THE PARTIES

Section 3.1          Certain Actions Permitted. Notwithstanding anything herein to the contrary, each Agent may make such demands or file such claims in respect of the Senior Priority Obligations or Junior Priority Obligations, as applicable, owed to such Agent and the Creditors represented thereby as are necessary to prevent the waiver or bar of such claims under applicable statutes of limitations or other statutes, court orders, or rules of procedure at any time.

Section 3.2          Agent for Perfection.

(a)                Subject to the provisions of the Base Intercreditor Agreement with respect to ABL Priority Collateral, each Credit Party shall deliver all Control Collateral when required to be delivered pursuant to the Credit Documents to (x) until the Discharge of Senior Priority Obligations, the Senior Priority Representative and (y) thereafter, the Junior Priority Representative.

(b)                None of the Senior Priority Agents, the Senior Priority Representative or the Senior Priority Secured Parties shall be responsible for perfecting and maintaining the perfection of Liens with respect to the Collateral for the benefit of the Junior Priority Representatives or the Junior Priority Secured Parties.

(c)              Subject to the provisions of the Base Intercreditor Agreement with respect to ABL Priority Collateral, in the event that any Secured Party receives any Collateral or Proceeds of the Collateral in violation of the terms of this Agreement, then such Secured Party shall promptly pay over such Proceeds or Collateral to (x) until the Discharge of Senior Priority Obligations, the Senior Priority Representative, and (y) thereafter, the Junior Priority Representative, in the same form as received with any necessary endorsements, for application in accordance with the provisions of Section 4.1 of the Base Intercreditor Agreement, as supplemented by Section 4.1 hereof.

Section 3.3          Sharing of Information and Access. In the event that any Junior Priority Agent shall, in the exercise of its rights under the applicable Junior Priority Collateral Documents or otherwise, receive possession or control of any books and records of any Credit Party that contain information identifying or pertaining to the Collateral, such Junior Priority Agent shall, at the Credit Parties’ expense, upon reasonable request from any other Agent, and as promptly as practicable thereafter, either make available to such Agent such books and records for inspection and duplication or provide to such Agent copies thereof. In the event that any Senior Priority Agent shall, in the exercise of its rights under the applicable Senior Priority Collateral Documents or otherwise, receive possession or control of any books and records of any Senior Priority Credit Party that contain information identifying or pertaining to the Collateral, such Senior Priority Agent shall, upon request from any other Agent, and as promptly as practicable thereafter, either make available to such Agent such books and records for inspection and duplication or provide to such Agent copies thereof.

Section 3.4          Insurance. Proceeds of Collateral include insurance proceeds and, therefore, the Lien Priority shall govern the ultimate disposition of casualty insurance proceeds. Subject to the provisions of the Base Intercreditor Agreement with respect to ABL Priority Collateral, the Senior Priority Representative shall be named as additional insured or loss payee, as applicable, with respect to all insurance policies relating to Collateral. Subject to the provisions of the Base Intercreditor Agreement with respect to ABL Priority Collateral, the Senior Priority Representative shall have the sole and exclusive right, as against any Secured Party, to adjust settlement of insurance claims in the event of any covered loss, theft or destruction of Collateral. Subject to the provisions of the Base Intercreditor Agreement with respect to ABL Priority Collateral, all proceeds of such insurance shall be remitted to the Senior Priority Representative, and each other Agent shall cooperate (if necessary) in a reasonable manner in effecting the payment of insurance proceeds in accordance with Section 4.1. If any Junior Priority Secured Party shall, at any time, receive any proceeds of any such insurance policy or any such award in contravention of this Agreement, it shall pay such proceeds over to the Senior Priority Representative in accordance with the terms of Section 4.1.

Section 3.5          No Additional Rights for the Credit Parties Hereunder. Except as provided in Section 3.6, if any Secured Party shall enforce its rights or remedies in violation of the terms of this Agreement, the Credit Parties shall not be entitled to use such violation as a defense to any action by any Secured Party, nor to assert such violation as a counterclaim or basis for set off or recoupment against any Secured Party.

Section 3.6          Actions upon Breach. If any Junior Priority Secured Party, contrary to this Agreement, commences or participates in any action or proceeding against the Credit Parties or the Collateral, the Credit Parties, with the prior written consent of the Senior Priority Representative, may interpose as a defense or dilatory plea the making of this Agreement, and any Senior Priority Secured Party may intervene and interpose such defense or plea in its own name or in the name of the Credit Parties. Should any Junior Priority Secured Party, contrary to this Agreement, in any way take, or attempt or threaten to take, any action with respect to the Collateral (including any attempt to realize upon or enforce any remedy with respect to this Agreement), or fail to take any action required by this Agreement, any Senior Priority Agent (in its own name or in the name of the Credit Parties) may obtain relief against such Junior Priority Secured Party by injunction, specific performance and/or other appropriate equitable relief, it being understood and agreed by each Junior Priority Agent, for and on behalf of itself and each Junior Priority Creditor represented thereby, that the Senior Priority Secured Parties’ damages from such actions may be difficult to ascertain and may be irreparable, and each Junior Priority Agent on behalf of itself and each Junior Priority Secured Creditor represented thereby, waives any defense that the Senior Priority Secured Parties cannot demonstrate damages or be made whole by the awarding of damages.

Section 3.7          Purchase Rights.

(a)                If (i) a payment Event of Default under any Senior Priority Credit Facility shall have occurred and have been continuing for at least 5 Business Days, (ii) an Insolvency Proceeding with respect to any Borrower shall have occurred or shall have been commenced, or (iii) the Senior Priority Obligations under any Senior Priority Credit Facility shall have been accelerated (including as a result of any automatic acceleration) (each such event described in clauses (i) through (iii) herein above, a “Purchase Option Event”), the applicable Senior Priority Agent or the applicable Senior Priority Secured Parties shall promptly, and in any event within 10 days, notify the Junior Priority Agent in writing of the occurrence of a Purchase Option Event described in clause (i) or clause (iii) above, the amount of Senior Priority Obligations under such Senior Priority Credit Facility then outstanding (a “Purchase Option Event Notice”). The Junior Priority Creditors shall have the opportunity to purchase (at par and without premium) all (but not less than all) of such Senior Priority Obligations pursuant to this Section 3.7; provided, that such option shall expire if none of the Junior Priority Creditors deliver a notice (a “Purchase Notice”) to the applicable Senior Priority Agent with a copy to the Company within thirty (30) days following (x) in the case of a Purchase Option Event described in clause (i) or (iii) above, receipt by the Junior Priority Agent of a Purchase Option Event Notice, or (y) in the case of a Purchase Option Event described in clause (ii) above, the occurrence of such Purchase Option Event, which Purchase Notice shall (A) be signed by the applicable Junior Priority Creditors committing to such purchase (the “Purchasing Creditors”) and indicate the percentage of the Senior Priority Obligations under such Senior Priority Credit Facility to be purchased by each Purchasing Creditor (which aggregate commitments must add up to 100% of such Senior Priority Obligations) and (B) state that (1) it is a Purchase Notice delivered pursuant to Section 3.7 of this Agreement and (2) the offer contained therein is irrevocable. Upon receipt of such Purchase Notice by the applicable Senior Priority Agent, the Purchasing Creditors shall have from the date of delivery thereof to and including the date that is not less than 5 Business Days nor more than 20 Business Days after the Purchase Notice was received by such Senior Priority Agent to purchase all (but not less than all) of the Senior Priority Obligations under such Senior Priority Credit Facility pursuant to this Section 3.7 (the date of such purchase, the “Purchase Date”).

(b)                On the Purchase Date, the applicable Senior Priority Secured Parties shall, subject to any required approval of any Governmental Authority then in effect, sell to the Purchasing Creditors all (but not less than all) of the Senior Priority Obligations under such Senior Priority Credit Facility. On such Purchase Date, the Purchasing Creditors shall pay to the applicable Senior Priority Agent, for the benefit of the Senior Priority Secured Parties represented thereby, in immediately available funds the full amount (at par and without premium) of all Senior Priority Obligations then outstanding under such Senior Priority Credit Facility together with all accrued and unpaid interest, fees, and expenses thereon, all in the amounts required by the applicable Senior Priority Documents. Such purchase price shall be remitted by wire transfer in immediately available funds to such bank account of such Senior Priority Agent or such other applicable Senior Priority Secured Parties (for the benefit of the Senior Priority Secured Parties represented thereby). Interest and fees shall be calculated to but excluding the Purchase Date if the amounts so paid by the applicable Purchasing Creditors to the bank account designated by such Senior Priority Agent (or applicable Senior Priority Secured Parties) are received in such bank account prior to 1:00 p.m., New York City time, and interest shall be calculated to and including such Purchase Date if the amounts so paid by the applicable Purchasing Creditors is received in the designated bank account after 1:00 p.m., New York City time.

(c)                Any purchase pursuant to the purchase option set forth in this Section 3.7 shall, except as provided below, be expressly made without representation or warranty of any kind by the applicable Senior Priority Agent or the other Senior Priority Secured Parties represented thereby as to the Senior Priority Obligations under such Senior Priority Credit Facility, the collateral or otherwise, and without recourse to such Senior Priority Agent and such other Senior Priority Secured Parties as to the Senior Priority Obligations, the collateral or otherwise, except that such Senior Priority Agent and each of the other Senior Priority Secured Parties represented thereby, as to itself only, shall represent and warrant only as to the matters set forth in any assignment agreement to be entered into as provided herein in connection with such purchase, which shall include (i) the principal amount of the Senior Priority Obligations being sold, (ii) that such Person has not created any Lien on any Senior Priority Obligations being sold, and (iii) that such Person has the right to assign the Senior Priority Obligations being assigned and the relevant assignment agreement has been duly authorized and delivered.

(d)                Upon notice to the Credit Parties by the Purchasing Creditors that the purchase of Senior Priority Obligations pursuant to this Section 3.7 has been consummated by delivery of the purchase price, the Credit Parties shall treat the applicable Purchasing Creditors as holders of such Senior Priority Obligations and a representative designated by the Purchasing Creditors (which may be a Junior Priority Agent if such Junior Priority Agent consents to such designation in its sole discretion) shall be deemed appointed to act in such capacity as the “trustee”, “agent”, “administrative agent” or “collateral agent” (or analogous capacity) (the “Replacement Agent”) under the applicable Senior Priority Documents, for all purposes hereunder and under each applicable Senior Priority Document (it being agreed that no Junior Priority Agent and no Senior Priority Agent shall have any obligation to act as such replacement “trustee”, “agent”, “administrative agent” or “collateral agent” (or analogous capacity)). In connection with any purchase of Senior Priority Obligations pursuant to this Section 3.7, each applicable Senior Priority Creditor and Senior Priority Agent agrees to enter into and deliver to the applicable Purchasing Creditors on the Purchase Date, as a condition to closing, an assignment agreement and each such Senior Priority Creditor shall deliver all possessory collateral (if any), together with any necessary endorsements and other documents (including any applicable stock powers or bond powers), then in its possession or in the possession of its agent or bailee, or turn over control as to any pledged collateral, deposit accounts or securities accounts of which it or its agent or bailee then has control, as the case may be, to the Replacement Agent, and deliver the loan register and participant register, if applicable, and all other records pertaining to such Senior Priority Obligations to the Replacement Agent and otherwise take such actions as may be reasonably appropriate to effect an orderly transition to the Replacement Agent, in each case at the expense of the Credit Parties. Upon the consummation of the purchase of the Senior Priority Obligations pursuant to this Section 3.7, the applicable Senior Priority Agent (and all other agents under the applicable Senior Priority Credit Facility) shall be deemed to have resigned as a “trustee”, “agent”, “administrative agent” or “collateral agent” for the Senior Priority Secured Parties represented thereby under the applicable Senior Priority Documents; provided that such Senior Priority Agent (and all other agents under the applicable Senior Priority Documents) shall be entitled to all of the rights and benefits of a former “trustee”, “agent”, “administrative agent” or “collateral agent” under such Senior Priority Credit Facility.

(e)                Notwithstanding the foregoing purchase of the Senior Priority Obligations by the Purchasing Creditors, the applicable Senior Priority Secured Parties shall retain those contingent indemnifications, rights to reimbursement and payment of fees and other rights and protections under the applicable Senior Priority Documents which by their express terms would survive any repayment of such Senior Priority Obligations.

(f)                 For the avoidance of doubt, notwithstanding anything to the contrary herein, (i) any obligations to pay the purchase price or reimburse any Senior Priority Secured Parties in connection with the exercise of the purchase option set forth herein shall be obligations of the Purchasing Creditors (and not any Junior Priority Agent) and (ii) no Junior Priority Agent shall have any obligations under this Section 3.7 except to the extent it is required to act in an administrative capacity for the Junior Priority Secured Parties represented thereby in accordance with the applicable Junior Priority Documents.

(g)                Notwithstanding the foregoing to the contrary, in the event of a Purchase Option Event with respect to any Senior Priority Obligations that are in the form of securities issued in book-entry form and represented by global certificates deposited with, or on behalf of, The Depository Trust Company (“DTC”) and registered in the name of a nominee of DTC, otherwise held in book-entry form by the relevant trustee or registrar or in physical form, (i) any exercise of the purchase right described herein with respect to such Senior Priority Obligations shall be conducted in accordance with all applicable DTC (or other relevant depositary) and/or applicable securities exchange procedures and subject to the terms of the Original Cash Flow Indenture or underlying governing documents, and (ii) the Senior Priority Agent or such Senior Priority Obligations shall have no obligation to perform any of the duties set forth in Section 3.7(b) or Section 3.7(c) to facilitate any exercise of the purchase right described herein, and such duties shall instead be performed by the Company or any agent or other designee appointed by the Company for such purpose and the Cash Flow Agent or other Senior Priority Agent shall have no liability or responsibility in connection with any such purchase right hereunder.

ARTICLE IV

APPLICATION OF PROCEEDS

Section 4.1          Application of Proceeds.

(a)                Revolving Nature of Certain Cash Flow Obligations. Each Agent, for and on behalf of itself and the Secured Parties represented thereby, expressly acknowledges and agrees that (i) Cash Flow Credit Agreements may include a revolving commitment, that in the ordinary course of business any Cash Flow Agent and Cash Flow Credit Agreement Lender may apply payments and make advances thereunder and (ii) the amount of Cash Flow Obligations that may be outstanding thereunder at any time or from time to time may be increased or reduced and subsequently reborrowed, and that the terms of Cash Flow Obligations thereunder may be modified, extended or amended from time to time, and that the aggregate amount of Cash Flow Obligations thereunder may be increased, replaced or refinanced, in each event, without notice to or consent by any other Secured Parties and without affecting the provisions hereof; provided, however, that from and after the date on which any Cash Flow Agent or Cash Flow Credit Agreement Lender commences the Exercise of Secured Creditor Remedies, all amounts received by any such Cash Flow Agent or Cash Flow Credit Agreement Lender as a result of such Exercise of Secured Creditor Remedies shall be applied as specified in this Section 4.1. The Lien Priority shall not be altered or otherwise affected by any such amendment, modification, supplement, extension, repayment, reborrowing, increase, replacement, renewal, restatement or refinancing of the Cash Flow Obligations, the Initial Junior Priority Obligations, or any Additional Obligations, or any portion thereof.

(b)                Revolving Nature of Certain Junior Priority Obligations. Each Agent, for and on behalf of itself and the Secured Parties represented thereby, expressly acknowledges and agrees that (x) Junior Priority Credit Facilities may include a revolving commitment, that in the ordinary course of business any Junior Priority Agent and Junior Priority Secured Parties may apply payments and make advances thereunder and (y) the amount of Junior Priority Obligations that may be outstanding thereunder at any time or from time to time may be increased or reduced and subsequently reborrowed, and that the terms of Junior Priority Obligations thereunder may be modified, extended or amended from time to time, and that the aggregate amount of Junior Priority Obligations thereunder may be increased, replaced or refinanced, in each event, without notice to or consent by any other Secured Parties and without affecting the provisions hereof; provided, however, that from and after the date on which any Junior Priority Agent or Junior Priority Secured Party commences the Exercise of Secured Creditor Remedies, all amounts received by any such Junior Priority Agent or Junior Priority Secured Party as a result of such Exercise of Secured Creditor Remedies shall be applied as specified in this Section 4.1. The Lien Priority shall not be altered or otherwise affected by any such amendment, modification, supplement, extension, repayment, reborrowing, increase, replacement, renewal, restatement or refinancing of the Cash Flow Obligations, the Initial Junior Priority Obligations, or any Additional Obligations, or any portion thereof.

(c)                Revolving Nature of Certain Additional Obligations. Each Agent, for and on behalf of itself and the Secured Parties represented thereby, expressly acknowledges and agrees that (x) Additional Credit Facilities may include a revolving commitment, that in the ordinary course of business any Additional Agent and Additional Credit Facility Secured Parties may apply payments and make advances thereunder and (y) the amount of Additional Obligations that may be outstanding thereunder at any time or from time to time may be increased or reduced and subsequently reborrowed, and that the terms of Additional Obligations thereunder may be modified, extended or amended from time to time, and that the aggregate amount of Additional Obligations thereunder may be increased, replaced or refinanced, in each event, without notice to or consent by any other Secured Parties and without affecting the provisions hereof; provided, however, that from and after the date on which any Additional Agent or Additional Credit Facility Secured Party commences the Exercise of Secured Creditor Remedies, all amounts received by any such Additional Agent or Additional Credit Facility Secured Party as a result of such Exercise of Secured Creditor Remedies shall be applied as specified in this Section 4.1. The Lien Priority shall not be altered or otherwise affected by any such amendment, modification, supplement, extension, repayment, reborrowing, increase, replacement, renewal, restatement or refinancing of the Cash Flow Obligations, the Initial Junior Priority Obligations, or any Additional Obligations, or any portion thereof.

(d)                Application of Proceeds of Collateral. This Agreement constitutes a separate agreement in writing as contemplated by clauses 4.1(c) third and 4.1(d) second of the Base Intercreditor Agreement. The parties hereto agree that any Proceeds of Collateral to be allocated under such clauses of the Base Intercreditor Agreement will be allocated first to the Senior Priority Obligations in accordance with the Base Intercreditor Agreement until the Discharge of Senior Priority Obligations, and then only after such Discharge of Senior Priority Obligations to the Junior Priority Obligations, and each Junior Priority Agent agrees, for and on behalf of itself and the Junior Priority Creditors represented thereby, that after the Discharge of Senior Priority Obligations the remaining Proceeds of Collateral shall be applied, first, to the payment of costs and expenses of each Junior Priority Agent, as applicable,

second, to the payment of Junior Priority Obligations owing to the Junior Priority Secured Parties represented by each Junior Priority Agent in accordance with the applicable Junior Priority Credit Facility, which payment shall be made between and among the Junior Priority Obligations owing to Junior Priority Secured Parties represented by different Junior Priority Agents on a pro rata basis (except as may be separately otherwise agreed in writing by and between or among any applicable Junior Priority Agents, in each case on behalf of itself and the Junior Priority Secured Parties represented thereby), and third, the balance, if any, to the Credit Parties or to whomsoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

Each Junior Priority Agent shall provide the Junior Priority Representative with such information about the Junior Priority Obligations owing to the Junior Priority Secured Parties represented by it as the Junior Priority Representative may reasonably request in order to carry out the purposes of this Section 4.1.

(e)                Limited Obligation or Liability. In exercising remedies, whether as a secured creditor or otherwise, no Senior Priority Agent shall have any obligation or liability to any Junior Priority Secured Party, or (except as may be separately agreed in writing by and between or among any applicable Senior Priority Agents, in each case on behalf of itself and the Senior Priority Creditors represented thereby) to any other Senior Priority Secured Party, in each case regarding the adequacy of any Proceeds or for any action or omission, save and except solely for an action or omission that breaches the express obligations undertaken by such Senior Priority Agent under the terms of this Agreement. In exercising remedies, whether as a secured creditor or otherwise, no Junior Priority Agent shall have any obligation or liability (except as may be separately agreed in writing by and between or among any applicable Junior Priority Agents, in each case on behalf of itself and the Junior Priority Creditors represented thereby) to any other Junior Priority Secured Party, in each case regarding the adequacy of any Proceeds or for any action or omission, save and except solely for an action or omission that breaches the express obligations undertaken by such Junior Priority Agent under the terms of this Agreement.

(f)                 Turnover of Cash Collateral After Discharge. Subject to the obligations of each Senior Priority Agent under the Base Intercreditor Agreement with respect to ABL Priority Collateral, upon the Discharge of Senior Priority Obligations, each Senior Priority Agent shall deliver to the Junior Priority Representative or shall execute such documents as the Company or as the Junior Priority Representative may reasonably request to enable it to have control over any Cash Collateral or Control Collateral still in such Senior Priority Agent’s possession, custody or control in the same form as received with any necessary endorsements, or as a court of competent jurisdiction may otherwise direct. As between any Junior Priority Agent and any other Junior Priority Agent, any such Cash Collateral or Control Collateral held by any such Party shall be held by it subject to the terms and conditions of Section 3.2.

Section 4.2          Specific Performance. Each Agent is hereby authorized to demand specific performance of this Agreement, whether or not any Credit Party shall have complied with any of the provisions of any of the Credit Documents, at any time when any other Party shall have failed to comply with any of the provisions of this Agreement applicable to it. Each Agent, for and on behalf of itself and the Secured Parties represented thereby, hereby irrevocably waives any defense based on the adequacy of a remedy at law that might be asserted as a bar to such remedy of specific performance.

ARTICLE V

INTERCREDITOR ACKNOWLEDGEMENTS AND WAIVERS

Section 5.1          Notice of Acceptance and Other Waivers.

(a)                All Senior Priority Obligations at any time made or incurred by any Credit Party shall be deemed to have been made or incurred in reliance upon this Agreement, and each Junior Priority Agent, for and on behalf of itself and the Junior Priority Creditors represented thereby, hereby waives notice of acceptance of, or proof of reliance by any Senior Priority Agent or any Senior Priority Creditors on, this Agreement, and notice of the existence, increase, renewal, extension, accrual, creation, or nonpayment of all or any part of the Senior Priority Obligations.

(b)                None of the Senior Priority Agents (including any Senior Priority Agent in its capacity as Senior Priority Representative, if applicable), the Senior Priority Creditors, or any of their respective Affiliates, or any of the respective directors, officers, employees, or agents of any of the foregoing, shall be liable for failure to demand, collect, or realize upon any of the Collateral or any Proceeds, or for any delay in doing so, or shall be under any obligation to sell or otherwise dispose of any Collateral or Proceeds thereof or to take any other action whatsoever with regard to the Collateral or any part or Proceeds thereof, except as specifically provided in this Agreement and the Base Intercreditor Agreement. If any Senior Priority Agent or Senior Priority Creditor honors (or fails to honor) a request by any relevant Borrower for an extension of credit pursuant to any Senior Priority Credit Facility or any other Senior Priority Document, whether or not such Senior Priority Agent or Senior Priority Creditor has knowledge that the honoring of (or failure to honor) any such request would constitute a default under the terms of any Junior Priority Credit Facility or any other Junior Priority Document (but not a default under this Agreement) or would constitute an act, condition, or event that, with the giving of notice or the passage of time, or both, would constitute such a default, or if any Senior Priority Agent or Senior Priority Creditor otherwise should exercise any of its contractual rights or remedies under any Senior Priority Documents (subject to the express terms and conditions hereof), no Senior Priority Agent or Senior Priority Creditor shall have any liability whatsoever to any Junior Priority Agent or Junior Priority Creditor as a result of such action, omission, or exercise, in each case so long as any such exercise does not breach the express terms and provisions of this Agreement. Each Senior Priority Secured Party shall be entitled to manage and supervise its loans and extensions of credit under the relevant Senior Priority Credit Facility and other Senior Priority Documents as it may, in its sole discretion, deem appropriate, and may manage its loans and extensions of credit without regard to any rights or interests that the Junior Priority Agents or Junior Priority Creditors have in the Collateral, except as otherwise expressly set forth in this Agreement. Each Junior Priority Agent, on behalf of itself and the Junior Priority Creditors represented thereby, agrees that no Senior Priority Agent or Senior Priority Creditor shall incur any liability as a result of a sale, lease, license, application, or other disposition of all or any portion of the Collateral or Proceeds thereof pursuant to the Senior Priority Documents, in each case so long as such disposition is conducted in accordance with mandatory provisions of applicable law and does not breach the provisions of this Agreement.

Section 5.2          Modifications to Senior Priority Documents and Junior Priority Documents.

(a)                Each Junior Priority Agent, for and on behalf of itself and the Junior Priority Creditors represented thereby, hereby agrees that, without affecting the obligations of such Junior Priority Secured Parties hereunder, each Senior Priority Agent and the Senior Priority Creditors represented thereby may, at any time and from time to time, in their sole discretion without the consent of or notice to any Junior Priority Secured Party (except to the extent such notice or consent is required pursuant to the express provisions of this Agreement), and without incurring any liability to any such Junior Priority Secured Party or impairing or releasing the subordination provided for herein, amend, restate, supplement, replace, refinance, extend, consolidate, restructure, or otherwise modify any of the Senior Priority Documents in any manner whatsoever, including, to:

(i)                       change the manner, place, time, or terms of payment or renew, alter or increase, all or any of the Senior Priority Obligations or otherwise amend, restate, supplement, or otherwise modify in any manner, or grant any waiver or release with respect to, all or any part of the Senior Priority Obligations or any of the Senior Priority Documents;

(ii)                       subject to Section 2.5 of the Base Intercreditor Agreement, retain or obtain a Lien on any Property of any Person to secure any of the Senior Priority Obligations, and in connection therewith to enter into any additional Senior Priority Documents;

(iii)                      amend, or grant any waiver, compromise, or release with respect to, or consent to any departure from, any guarantee or other obligations of any Person obligated in any manner under or in respect of the Senior Priority Obligations;

(iv)                     subject to Section 2.4 of the Base Intercreditor Agreement, release its Lien on any Collateral or other Property;

(v)                      exercise or refrain from exercising any rights against any Credit Party or any other Person;

(vi)                     subject to Section 2.5 of the Base Intercreditor Agreement, retain or obtain the primary or secondary obligation of any other Person with respect to any of the Senior Priority Obligations; and

(vii)                    otherwise manage and supervise the Senior Priority Obligations as the applicable Senior Priority Agent shall deem appropriate.

(b)                Each Senior Priority Agent, for and on behalf of itself and the Senior Priority Creditors represented thereby, hereby agrees that, without affecting the obligations of such Senior Priority Secured Parties hereunder, and except as otherwise provided in the Base Intercreditor Agreement, each Junior Priority Agent and the Junior Priority Creditors represented thereby may, at any time and from time to time, in their sole discretion without the consent of or notice to any such Senior Priority Secured Party (except to the extent such notice or consent is required pursuant to the express provisions of this Agreement and/or the Base Intercreditor Agreement), and without incurring any liability to any such Senior Priority Secured Party or impairing or releasing the priority provided for herein, amend, restate, supplement, replace, refinance, extend, consolidate, restructure, or otherwise modify any of the Junior Priority Documents in any manner whatsoever, including, to:

(i)                        change the manner, place, time, or terms of payment or renew, alter or increase, all or any of the Junior Priority Obligations or otherwise amend, restate, supplement, or otherwise modify in any manner, or grant any waiver or release with respect to, all or any part of the Junior Priority Obligations or any of the Junior Priority Documents;

(ii)                       subject to Section 2.5 of the Base Intercreditor Agreement, retain or obtain a Lien on any Property of any Person to secure any of the Junior Priority Obligations, and in connection therewith to enter into any additional Junior Priority Documents;

(iii)                      amend, or grant any waiver, compromise, or release with respect to, or consent to any departure from, any guarantee or other obligations of any Person obligated in any manner under or in respect of the Junior Priority Obligations;

(iv)                     subject to Section 2.4 of the Base Intercreditor Agreement, release its Lien on any Collateral or other Property;

(v)                      exercise or refrain from exercising any rights against any Credit Party or any other Person;

(vi)                     subject to Section 2.5 of the Base Intercreditor Agreement, retain or obtain the primary or secondary obligation of any other Person with respect to any of the Junior Priority Obligations; and

(vii)                    otherwise manage and supervise the Junior Priority Obligations as the applicable Junior Priority Agent or the Junior Priority Creditors represented thereby shall deem appropriate.

(c)                Each Junior Priority Agent, for and on behalf of itself and the Junior Priority Secured Parties represented thereby, agrees that each Junior Priority Collateral Document shall include the following language (or language to similar effect):

“Notwithstanding anything herein to the contrary, the lien and security interest granted to [name of Junior Priority Agent] pursuant to this Agreement and the exercise of any right or remedy by [name of Junior Priority Agent] hereunder are subject to the provisions of the Cash Flow Intercreditor Agreement, dated as of April 22, 2021 (as amended, restated, supplemented or otherwise modified, replaced or refinanced from time to time, the “Junior Lien Intercreditor Agreement”), initially among Wilmington Trust, National Association, as Cash Flow Agent, Alter Domus (US) LLC, as Initial Junior Priority Agent, and certain other persons party or that may become party thereto from time to time. In the event of any conflict between the terms of the Junior Lien Intercreditor Agreement and this Agreement, the terms of the Junior Lien Intercreditor Agreement shall govern and control.”

In addition, each Junior Priority Agent, for and on behalf of itself and the Junior Priority Secured Parties represented thereby, agrees that each Junior Priority Collateral Document consisting of a mortgage covering any Collateral consisting of real estate shall contain language appropriate to reflect the subordination of the Junior Priority Obligations secured by such Junior Priority Collateral Documents to the Senior Priority Obligations secured by such Senior Priority Documents covering such Collateral.

(d)                Except, in each case, as may be separately otherwise agreed in writing by and between or among any applicable Senior Priority Agents, in each case on behalf of itself and the Senior Priority Creditors represented thereby, and except as otherwise provided in the Base Intercreditor Agreement, each Senior Priority Agent, for and on behalf of itself and the Senior Priority Creditors represented thereby, hereby agrees that, without affecting the obligations of such Senior Priority Secured Parties hereunder, any other Senior Priority Agent and any Senior Priority Creditors represented thereby may, at any time and from time to time, in their sole discretion without the consent of or notice to any such Senior Priority Secured Party (except to the extent such notice or consent is required pursuant to the express provisions of this Agreement and/or the Base Intercreditor Agreement), and without incurring any liability to any such Senior Priority Secured Party, amend, restate, supplement, replace, refinance, extend, consolidate, restructure, or otherwise modify any of the Senior Priority Documents to which such other Senior Priority Agent or any Senior Priority Creditor represented thereby is party or beneficiary in any manner whatsoever, including, to:

(i)                       change the manner, place, time, or terms of payment or renew, alter or increase, all or any of the Senior Priority Obligations or otherwise amend, restate, supplement, or otherwise modify in any manner, or grant any waiver or release with respect to, all or any part of the Senior Priority Obligations or any of the Senior Priority Documents;

(ii)                       subject to Section 2.5 of the Base Intercreditor Agreement, retain or obtain a Lien on any Property of any Person to secure any of the Senior Priority Obligations, and in connection therewith to enter into any Senior Priority Documents;

(iii)                      amend, or grant any waiver, compromise, or release with respect to, or consent to any departure from, any guarantee or other obligations of any Person obligated in any manner under or in respect of the Senior Priority Obligations;

(iv)                     subject to Section 2.4 of the Base Intercreditor Agreement, release its Lien on any Collateral or other Property;

(v)                      exercise or refrain from exercising any rights against any Credit Party or any other Person;

(vi)                     subject to Section 2.5 of the Base Intercreditor Agreement, retain or obtain the primary or secondary obligation of any other Person with respect to any of the Senior Priority Obligations; and

(vii)                    otherwise manage and supervise the Senior Priority Obligations as such other Senior Priority Agent shall deem appropriate.

(e)                Except, in each case, as may be separately otherwise agreed in writing by and between or among any applicable Junior Priority Agents, in each case on behalf of itself and the Junior Priority Creditors represented thereby, each Junior Priority Agent, for and on behalf of itself and the Junior Priority Creditors represented thereby, hereby agrees that, without affecting the obligations of such Junior Priority Secured Parties hereunder, any other Junior Priority Agent and any Junior Priority Creditors represented thereby may, at any time and from time to time, in their sole discretion without the consent of or notice to any such Junior Priority Secured Party (except to the extent such notice or consent is required pursuant to the express provisions of this Agreement), and without incurring any liability to any such Junior Priority Secured Party, amend, restate, supplement, replace, refinance, extend, consolidate, restructure, or otherwise modify any of the Junior Priority Documents to which such other Junior Priority Agent or any Junior Priority Creditor represented thereby is party or beneficiary in any manner whatsoever, including, to:

(i)                       change the manner, place, time, or terms of payment or renew, alter or increase, all or any of the Junior Priority Obligations or otherwise amend, restate, supplement, or otherwise modify in any manner, or grant any waiver or release with respect to, all or any part of the Junior Priority Obligations or any of the Junior Priority Documents;

(ii)                      subject to Section 2.5 of the Base Intercreditor Agreement, retain or obtain a Lien on any Property of any Person to secure any of the Junior Priority Obligations, and in connection therewith to enter into any Junior Priority Documents;

(iii)                      amend, or grant any waiver, compromise, or release with respect to, or consent to any departure from, any guarantee or other obligations of any Person obligated in any manner under or in respect of the Junior Priority Obligations;

(iv)                      subject to Section 2.4 of the Base Intercreditor Agreement, release its Lien on any Collateral or other Property;

(v)                      exercise or refrain from exercising any rights against any Credit Party or any other Person;

(vi)                     subject to Section 2.5 of the Base Intercreditor Agreement, retain or obtain the primary or secondary obligation of any other Person with respect to any of the Junior Priority Obligations; and

(vii)                    otherwise manage and supervise the Junior Priority Obligations as such other Junior Priority Agent or the Junior Priority Creditors represented thereby shall deem appropriate.

(f)                 The Senior Priority Obligations and the Junior Priority Obligations may be refunded, replaced or refinanced, in whole or in part, in each case, without notice to, or the consent (except to the extent a consent is required to permit the refunding, replacement or refinancing transaction under any Senior Priority Document or any Junior Priority Document) of any Senior Priority Agent, Senior Priority Creditors, Junior Priority Agent or Junior Priority Creditors, as the case may be, all without affecting the Lien Priorities provided for herein or the other provisions hereof; provided, however, that, if the Indebtedness refunding, replacing or refinancing any such Senior Priority Obligations or Junior Priority Obligations is to constitute Senior Priority Obligations or Junior Priority Obligations hereunder (as designated by the Company), as the case may be, the holders of such Indebtedness (or an authorized agent or trustee on their behalf) shall bind themselves in writing to the terms of this Agreement pursuant to a joinder substantially in the form of Exhibit C hereto or otherwise in form and substance reasonably satisfactory to the Senior Priority Agents (other than any Designated Agent) and Junior Priority Agents (other than any Designated Agent) (or, if there is no continuing Agent other than Designated Agents, as designated by the Company), and any such refunding, replacement or refinancing transaction shall be in accordance with any applicable provisions of the Senior Priority Documents and the Junior Priority Documents then in effect. For the avoidance of doubt, the Senior Priority Obligations and Junior Priority Obligations may be refunded, replaced or refinanced, in whole or in part, in each case, without notice to, or the consent (except to the extent a consent is required to permit the refunding, replacement or refinancing transaction under any Senior Priority Document or any Junior Priority Document) of any Senior Priority Agent, Senior Priority Creditors, Junior Priority Agent or Junior Priority Creditors, as the case may be, through the incurrence of Additional Indebtedness, subject to Section 7.11 hereof and, if applicable, Section 7.11 of the Base Intercreditor Agreement.

Section 5.3          Reinstatement and Continuation of Agreement. If any Senior Priority Agent or Senior Priority Creditor is required in any Insolvency Proceeding or otherwise to turn over or otherwise pay to the estate of any Credit Party or any other Person any payment made in satisfaction of all or any portion of the Senior Priority Obligations (a “Senior Priority Recovery”), then the relevant Senior Priority Obligations shall be reinstated to the extent of such Senior Priority Recovery. In the event that (a) this Agreement shall have been terminated prior to such Senior Priority Recovery and (b) there exist any Junior Priority Obligations at the time of such Senior Priority Recovery, then this Agreement shall be reinstated in full force and effect in the event of such Senior Priority Recovery, and such prior termination shall not diminish, release, discharge, impair, or otherwise affect the obligations of the Parties from such date of reinstatement. All rights, interests, agreements, and obligations of each Agent, each Senior Priority Creditor, and each Junior Priority Creditor under this Agreement shall remain in full force and effect and shall continue irrespective of the commencement of, or any discharge, confirmation, conversion, or dismissal of, any Insolvency Proceeding by or against any Credit Party or any other circumstance which otherwise might constitute a defense available to, or a discharge of, any Credit Party in respect of the Senior Priority Obligations or the Junior Priority Obligations. No priority or right of any Senior Priority Agent or any Senior Priority Creditor shall at any time be prejudiced or impaired in any way by any act or failure to act on the part of any Borrower or any Guarantor or by the noncompliance by any Person with the terms, provisions, or covenants of any of the Senior Priority Documents, regardless of any knowledge thereof which any Senior Priority Agent or any Senior Priority Creditor may have.

ARTICLE VI

INSOLVENCY PROCEEDINGS

Section 6.1          DIP Financing.

(a)                If any Borrower or any Guarantor shall be subject to any Insolvency Proceeding in the United States at any time after the Discharge of ABL Obligations (as defined in the Base Intercreditor Agreement) and prior to the Discharge of Senior Priority Obligations, and any Senior Priority Agent, or any Senior Priority Creditors, shall agree to provide any Borrower or any Guarantor with, or consent to a third party providing, any financing under Section 364 of the Bankruptcy Code or consent to any order for the use of cash collateral under Section 363 of the Bankruptcy Code (“DIP Financing”), with such DIP Financing to be secured by all or any portion of the Collateral (including assets that, but for the application of Section 552 of the Bankruptcy Code would be Collateral), then any Junior Priority Agent, each on behalf of itself and any Junior Priority Secured Parties represented thereby, agrees that it will raise no objection and will not directly or indirectly support or act in concert with any other party raising an objection to such DIP Financing or to the Liens securing the same on the grounds of a failure to provide “adequate protection” for the Liens of any Junior Priority Agent securing the Junior Priority Obligations or on any other grounds (and will not request any adequate protection solely as a result of such DIP Financing), so long as (i) such Junior Priority Agent retains its Lien on the Collateral to secure the relevant Junior Priority Obligations (in each case, including Proceeds thereof arising after the commencement of the case under the Bankruptcy Code) and such Lien has the same priority as existed prior to the commencement of the case under the Bankruptcy Code, (ii) solely until the first date on which the Original Initial Junior Priority Lenders have ceased to be Junior Priority Creditors, (A) the aggregate principal amount of the commitments in respect of such DIP Financing, together with the Senior Priority Obligations, does not exceed 110% of the Maximum Senior Priority Obligations Amount and (B) any Junior Priority Agent or any Junior Priority Secured Party may object to any such DIP Financing provided by any third party other than the ABL Agent or any ABL Secured Party under the Base Intercreditor Agreement as in effect on the Issue Date, and (iii) if any Senior Priority Agent receives an adequate protection Lien on post-petition assets of the debtor to secure the Senior Priority Obligations under its Senior Priority Credit Facility, as the case may be, each Junior Priority Agent also receives an adequate protection Lien on such post-petition assets of the debtor to secure the relevant Junior Priority Obligations; provided that (x) such Liens in favor of each Senior Priority Agent and each Junior Priority Agent shall be subject to the provisions of Section 6.1(c) hereof and the relevant provisions of Section 6.1 of the Base Intercreditor Agreement, and (y) the foregoing provisions of this Section 6.1(a) shall not prevent any Junior Priority Agent and any Junior Priority Secured Party from objecting to any provision in any DIP Financing relating to any provision or content of a Plan of Reorganization that is not a Conforming Plan of Reorganization.

(b)                The Junior Priority Secured Parties may also seek to provide such DIP Financing secured by Liens equal or senior in priority to the Liens securing any Senior Priority Obligations, and the Senior Priority Secured Parties may object thereto.

(c)                All Liens granted to any Senior Priority Agent or Junior Priority Agent in any Insolvency Proceeding, whether as adequate protection or otherwise, are intended by the Parties to be and shall be deemed to be subject to the Lien Priority and the other terms and conditions of this Agreement; provided, however, that the foregoing shall not alter any super-priority of any Liens securing any DIP Financing in accordance with this Section 6.1 and, if applicable, Section 6.1 of the Base Intercreditor Agreement.

Section 6.2          Relief from Stay. Until the Discharge of Senior Priority Obligations, each Junior Priority Agent, for and on behalf of itself and the Junior Priority Creditors represented thereby, agrees not to (i) seek relief from the automatic stay or any other stay in any Insolvency Proceeding in respect of any portion of the Collateral without each Senior Priority Agent’s express written consent or (ii) object to any motion by any Senior Priority Agent seeking relief from the automatic stay or any other stay in any Insolvency Proceeding in respect of any portion of the Collateral.

Section 6.3          No Contest. Each Junior Priority Agent, for and on behalf of itself and the Junior Priority Creditors represented thereby, agrees that, prior to the Discharge of Senior Priority Obligations, none of them shall contest (or directly or indirectly support any other Person contesting) (i) any request by any Senior Priority Agent or Senior Priority Creditor for adequate protection of its interest in the Collateral (unless in contravention of Section 6.1 hereof), or (ii) any objection by any Senior Priority Agent or Senior Priority Creditor to any motion, relief, action or proceeding based on a claim by such Senior Priority Agent or Senior Priority Creditor that its interests in the Collateral (unless in contravention of Section 6.1 hereof) are not adequately protected (or any other similar request under any law applicable to an Insolvency Proceeding), so long as any Liens granted to such Senior Priority Agent as adequate protection of its interests are subject to this Agreement. Except as may be separately otherwise agreed in writing by and between or among any applicable Senior Priority Agents, in each case on behalf of itself and any Senior Priority Creditors represented thereby, any Senior Priority Agent, for and on behalf of itself and any Senior Priority Creditors represented thereby, agrees that, prior to the applicable Discharge of Senior Priority Obligations, none of them shall contest (or directly or indirectly support any other Person contesting) (a) any request by any other Senior Priority Agent or any Senior Priority Creditor represented by such other Senior Priority Agent for adequate protection of its interest in the Collateral (unless in contravention of Section 6.1 hereof), or (b) any objection by such other Senior Priority Agent or any Senior Priority Creditor to any motion, relief, action, or proceeding based on a claim by such other Senior Priority Agent or any Senior Priority Creditor represented by such other Senior Priority Agent that its interests in the Collateral (unless in contravention of Section 6.1 hereof) are not adequately protected (or any other similar request under any law applicable to an Insolvency Proceeding), so long as any Liens granted to such other Senior Priority Agent as adequate protection of its interests are subject to this Agreement. Except as may be separately otherwise agreed in writing by and between or among any applicable Junior Priority Agents, in each case on behalf of itself and any Junior Priority Creditors represented thereby, any Junior Priority Agent, for and on behalf of itself and any Junior Priority Creditors represented thereby, agrees that, prior to the applicable Discharge of Junior Priority Obligations, none of them shall contest (or directly or indirectly support any other Person contesting) (a) any request by any other Junior Priority Agent or any Junior Priority Creditor represented by such other Junior Priority Agent for adequate protection of its interest in the Collateral (unless in contravention of Section 6.1 hereof), or (b) any objection by such other Junior Priority Agent or any Junior Priority Creditor to any motion, relief, action, or proceeding based on a claim by such other Junior Priority Agent or any Junior Priority Creditor represented by such other Junior Priority Agent that its interests in the Collateral (unless in contravention of Section 6.1 hereof) are not adequately protected (or any other similar request under any law applicable to an Insolvency Proceeding), so long as any Liens granted to such other Junior Priority Agent as adequate protection of its interests are subject to this Agreement.

Section 6.4             Asset Sales; Plan of Reorganization. Any Junior Priority Agent, for and on behalf of itself and the Junior Priority Creditors represented thereby, may support or propose (including sponsoring and entering into agreements with respect to) any sale consented to by any Senior Priority Agent of any Collateral pursuant to Section 363(f) of the Bankruptcy Code (or any similar provision under the law applicable to any Insolvency Proceeding) or Plan of Reorganization (including any credit bid of its second lien claims) so long as such sale of Collateral or Plan of Reorganization either prepays in full the Senior Priority Obligations or reinstates such Senior Priority Obligations in full in accordance with the Bankruptcy Code and, prior to the Discharge of ABL Collateral Obligations, so long as the proceeds of such sale of Collateral or Plan of Reorganization are applied in accordance with the Base Intercreditor Agreement as supplemented by this Agreement.

Section 6.5          Separate Grants of Security and Separate Classification. Each Secured Party acknowledges and agrees that (i) the grants of Liens pursuant to the Senior Priority Security Documents and the Junior Priority Security Documents constitute separate and distinct grants of Liens and (ii) because of, among other things, their differing rights in the Collateral, the Senior Priority Obligations are fundamentally different from the Junior Priority Obligations and must be separately classified in any Plan of Reorganization proposed, confirmed or adopted in an Insolvency Proceeding. To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held by a court of competent jurisdiction that the claims of the Senior Priority Secured Parties, on the one hand, and the Junior Priority Secured Parties, on the other hand, in respect of the Collateral constitute only one secured claim (rather than separate classes of senior and junior secured claims), then the Secured Parties hereby acknowledge and agree that all distributions shall be made as if there were separate classes of Senior Priority Obligation claims and Junior Priority Obligation claims against the Credit Parties, with the effect being that, to the extent that the aggregate value of the Collateral is sufficient (for this purpose ignoring all claims held by the Junior Priority Secured Parties), the Senior Priority Secured Parties shall be entitled to receive, in addition to amounts distributed to them in respect of principal, prepetition interest and other claims, all amounts owing in respect of post-petition interest, fees and expenses that is available from the Collateral for each of the Senior Priority Secured Parties, before any distribution is made in respect of the claims held by the Junior Priority Secured Parties, with the Junior Priority Secured Parties hereby acknowledging and agreeing to turn over to the Senior Priority Secured Parties amounts otherwise received or receivable by them to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the aggregate recoveries. The foregoing sentence is subject to any separate agreement by and between any Additional Agent, for and on behalf of itself and the Additional Credit Facility Secured Parties represented thereby, and any other Additional Agent, for and on behalf of itself and the Additional Credit Facility Secured Parties represented thereby, with respect to the Obligations owing to any such Additional Agent and Additional Credit Facility Secured Parties.

Section 6.6          Enforceability. The provisions of this Agreement are intended to be and shall be enforceable as a “subordination agreement” under Section 510(a) of the Bankruptcy Code.

Section 6.7          Senior Priority Obligations Unconditional. All rights of the Senior Priority Agents hereunder, and all agreements and obligations of the Junior Priority Agents and the Credit Parties (to the extent applicable) hereunder, shall remain in full force and effect irrespective of:

(i)                        any lack of validity or enforceability of any Senior Priority Document;

(ii)                      any change in the time, place or manner of payment of, or in any other term of, all or any portion of the Senior Priority Obligations, or any amendment, waiver or other modification, whether by course of conduct or otherwise, or any refinancing, replacement, refunding or restatement of any Senior Priority Document;

(iii)                      any exchange, release, voiding, avoidance or non-perfection of any security interest in any Collateral or any other collateral, or any release, amendment, waiver or other modification, whether by course of conduct or otherwise, or any refinancing, replacement, refunding, restatement or increase of all or any portion of the Senior Priority Obligations or any guarantee thereof;

(iv)                      the commencement of any Insolvency Proceeding in respect of the Company or any other Credit Party; or

(v)                       any other circumstances that otherwise might constitute a defense available to, or a discharge of, any Credit Party in respect of the Senior Priority Obligations, or of any of the Junior Priority Agent or any Credit Party, to the extent applicable, in respect of this Agreement.

Section 6.8          Junior Priority Obligations Unconditional. All rights of the Junior Priority Agents hereunder, and all agreements and obligations of the Senior Priority Agents and the Credit Parties (to the extent applicable) hereunder, shall remain in full force and effect irrespective of:

(i)                        any lack of validity or enforceability of any Junior Priority Document;

(ii)                      any change in the time, place or manner of payment of, or in any other term of, all or any portion of the Junior Priority Obligations, or any amendment, waiver or other modification, whether by course of conduct or otherwise, or any refinancing, replacement, refunding or restatement of any Junior Priority Document;

(iii)                      any exchange, release, voiding, avoidance or non perfection of any security interest in any Collateral, or any other collateral, or any release, amendment, waiver or other modification, whether by course of conduct or otherwise, or any refinancing, replacement, refunding, restatement or increase of all or any portion of the Junior Priority Obligations or any guarantee or guaranty thereof;

(iv)                     the commencement of any Insolvency Proceeding in respect of the Company or any other Credit Party; or

(v)                      any other circumstances that otherwise might constitute a defense available to, or a discharge of, any Credit Party in respect of the Junior Priority Obligations, or of any of the Senior Priority Agents, Senior Priority Creditors or Credit Parties, to the extent applicable, in respect of this Agreement.

Section 6.9          Adequate Protection. Except as expressly provided in this Agreement (including Section 6.1 and this Section 6.9), nothing in this Agreement shall limit the rights of any Agent and the Secured Parties represented thereby from seeking or requesting adequate protection with respect to their interests in the applicable Collateral in any Insolvency Proceeding, including adequate protection in the form of a cash payment, periodic cash payments, cash payments of interest, additional collateral or otherwise; provided that (a) in the event that any Junior Priority Agent, for and on behalf of itself or any of the Junior Priority Creditors represented thereby, seeks or requests adequate protection in respect of the relevant Junior Priority Obligations and such adequate protection is granted in the form of a Lien on additional collateral comprising assets of the type of assets that constitute Collateral, then each Junior Priority Agent, for and on behalf of itself and the Junior Priority Creditors represented thereby, agrees that (i) each Senior Priority Agent shall also be granted a senior Lien on such collateral as security for the Senior Priority Obligations owing to such Senior Priority Agent and the Senior Priority Secured Parties represented thereby, and that any Lien on such collateral securing such Junior Priority Obligations shall be junior to any Lien on such collateral securing such Senior Priority Obligations and (ii) each other Junior Priority Agent shall also be granted a pari passu Lien on such collateral as security for the Junior Priority Obligations owing to such other Junior Priority Agent and the Junior Priority Secured Parties represented thereby, and that any such Lien on such collateral securing such Junior Priority Obligations shall be pari passu to each such other Lien on such collateral securing such other Junior Priority Obligations (except as may be separately otherwise agreed in writing by and between or among any applicable Junior Priority Agents, in each case on behalf of itself and the Junior Priority Secured Parties represented thereby), and (b) in the event that any Senior Priority Agent, for or on behalf of itself or any Senior Priority Creditor represented thereby, seeks or requests adequate protection in respect of the Senior Priority Obligations and such adequate protection is granted in the form of a Lien on additional collateral comprising assets of the type of assets that constitute Collateral, then such Senior Priority Agent, for and on behalf of itself and the Senior Priority Creditors represented thereby, agrees that (i) each other Senior Priority Agent shall also be granted a pari passu Lien on such collateral as security for the Senior Priority Obligations owing to such other Senior Priority Agent and the Senior Priority Secured Parties represented thereby, and that any such Lien on such collateral securing such Senior Priority Obligations shall be pari passu to each such other Lien on such collateral securing such other Senior Priority Obligations (except as may be separately otherwise agreed in writing by and between or among any applicable Senior Priority Agents, in each case on behalf of itself and the Senior Priority Secured Parties represented thereby) and (ii) each Junior Priority Agent shall also be granted a junior Lien on such collateral as security for the Junior Priority Obligations owing to such Junior Priority Agent and the Junior Priority Secured Parties represented thereby, and that any such Lien on such collateral securing such Junior Priority Obligations shall be junior to each Lien on such collateral securing Senior Priority Obligations.

ARTICLE VII

MISCELLANEOUS

Section 7.1          Rights of Subrogation. Each Junior Priority Agent, for and on behalf of itself and the Junior Priority Creditors represented thereby, agrees that no payment by such Junior Priority Agent or any such Junior Priority Creditor to any Senior Priority Agent or Senior Priority Creditor pursuant to the provisions of this Agreement shall entitle such Junior Priority Agent or Junior Priority Creditor to exercise any rights of subrogation in respect thereof until the Discharge of Senior Priority Obligations shall have occurred. Following the Discharge of Senior Priority Obligations, each Senior Priority Agent agrees to execute such documents, agreements, and instruments as any Junior Priority Agent or Junior Priority Creditor may reasonably request to evidence the transfer by subrogation to any such Person of an interest in the Senior Priority Obligations resulting from payments to such Senior Priority Agent by such Person, so long as all costs and expenses (including all reasonable legal fees and disbursements) incurred in connection therewith by such Senior Priority Agent are paid by such Person or the Credit Parties upon request for payment thereof.

Section 7.2          Further Assurances. The Parties will, at their own expense and at any time and from time to time, promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that any Party may reasonably request, in order to protect any right or interest granted or purported to be granted hereby or to enable such Party to exercise and enforce its rights and remedies hereunder; provided, however, that no Party shall be required to pay over any payment or distribution, execute any instruments or documents, or take any other action referred to in this Section 7.2, to the extent that such action would contravene any law, order or other legal requirement or any of the terms or provisions of this Agreement, and in the event of a controversy or dispute, such Party may interplead any payment or distribution in any court of competent jurisdiction, without further responsibility in respect of such payment or distribution under this Section 7.2.

Section 7.3          Representations. The Cash Flow Agent represents and warrants to each other Agent that it has the requisite power and authority under the Cash Flow Documents to enter into, execute, deliver, and carry out the terms of this Agreement on behalf of itself and the Cash Flow Secured Parties. The Initial Junior Priority Agent represents and warrants to each other Agent that it has the requisite power and authority under the Initial Junior Priority Documents to enter into, execute, deliver, and carry out the terms of this Agreement on behalf of itself and the Initial Junior Priority Creditors. Each Additional Agent represents and warrants to each other Agent that it has the requisite power and authority under the applicable Additional Documents to enter into, execute, deliver, and carry out the terms of this Agreement on behalf of itself and any Additional Credit Facility Secured Parties represented thereby.

Section 7.4          Amendments.

(a)                No amendment, modification or waiver of any provision of this Agreement, and no consent to any departure by any Party hereto, shall be effective unless it is in a written agreement executed by each Senior Priority Agent and each Junior Priority Agent. Notwithstanding the foregoing, the Company may, without the consent of any Party hereto, amend this Agreement to add an Additional Agent by (x) executing an Additional Indebtedness Joinder as provided in Section 7.11 or (y) executing a joinder agreement substantially in the form of Exhibit C attached hereto as provided for in the definition of “Cash Flow Credit Agreement” or “Initial Junior Priority Credit Facility”, as applicable. No amendment, modification or waiver of any provision of this Agreement, and no consent to any departure therefrom by any Party hereto, that changes, alters, modifies or otherwise affects any power, privilege, right, remedy, liability or obligation of, or otherwise adversely affects in any manner, any Additional Agent that is not then a Party, or any Additional Credit Facility Secured Party not then represented by an Additional Agent that is then a Party (including any change, alteration, modification or other adverse effect upon any power, privilege, right, remedy, liability or obligation of or other effect upon any such Additional Agent or Additional Credit Facility Secured Party that may at any subsequent time become a Party or beneficiary hereof) shall be effective unless it is consented to in writing by the Company (regardless of whether any such Additional Agent or Additional Credit Facility Secured Party ever becomes a Party or beneficiary hereof). Any amendment, modification or waiver of any provision of this Agreement that would have the effect, directly or indirectly, through any reference in any Credit Document to this Agreement or otherwise, of waiving, amending, supplementing or otherwise modifying such Credit Document, or any term or provision thereof, or any right or obligation of the Company or any other Credit Party thereunder or in respect thereof, shall not be given such effect except pursuant to a written instrument executed by the Company and each other affected Credit Party.

(b)                [Reserved].

Section 7.5          Addresses for Notices. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, faxed, sent by electronic mail or sent by overnight express courier service or United States mail and shall be deemed to have been given when delivered in person or by courier service, upon receipt of a facsimile or upon receipt of electronic mail sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient) or five (5) days after deposit in the United States mail (certified, with postage prepaid and properly addressed). The addresses of the parties hereto (until notice of a change thereof is delivered as provided in this Section) shall be as set forth below or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties.

Cash Flow Agent:	Wilmington Trust, National Association
1100 N. Market Street
Wilmington, DE 19890
Attention: Administrator Lannett Company, Inc. Note Collateral Agent
Facsimile: 302 636-4149
Telephone: 302 636-6938

Initial Junior Priority Agent:	Alter Domus (US) LLC
225 West Washington Street, 9th Floor
Chicago, Illinois 60606
Attention: Legal Department & CPC Agency
Facsimile: 312-376-0751
Email: legal@alterdomus.com; cpcagency@alterdomus.com

Any Additional Agent:	As set forth in the Additional Indebtedness Joinder executed and delivered by such Additional Agent pursuant to Section 7.11.

Section 7.6          No Waiver, Remedies. No failure on the part of any Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

Section 7.7          Continuing Agreement; Transfer of Secured Obligations. This Agreement is a continuing agreement and shall (a) remain in full force and effect (x) with respect to all Senior Priority Secured Parties and Senior Priority Obligations, until the Discharge of Senior Priority Obligations, subject to Section 5.3 and (y) with respect to all Junior Priority Secured Parties and Junior Priority Obligations, until the later of the Discharge of the Senior Priority Obligations and the Discharge of the Junior Priority Obligations, (b) be binding upon the Parties and their successors and assigns, and (c) inure to the benefit of and be enforceable by the Parties and their respective successors, transferees and assigns. Nothing herein is intended, or shall be construed to give, any other Person any right, remedy or claim under, to or in respect of this Agreement or any Collateral, subject to Section 7.10. All references to any Credit Party shall include any Credit Party as debtor-in-possession and any receiver or trustee for such Credit Party in any Insolvency Proceeding. Without limiting the generality of the foregoing clause (c), any Senior Priority Agent, Senior Priority Creditor, Junior Priority Agent or Junior Priority Creditor may assign or otherwise transfer all or any portion of the Senior Priority Obligations or the Junior Priority Obligations, as applicable, to any other Person, and such other Person shall thereupon become vested with all the rights and obligations in respect thereof granted to such Senior Priority Agent, Junior Priority Agent, Senior Priority Creditor or Junior Priority Creditor, as the case may be, herein or otherwise. The Senior Priority Secured Parties and the Junior Priority Secured Parties may continue, at any time and without notice to the other Parties hereto, to extend credit and other financial accommodations, lend monies and provide Indebtedness to, or for the benefit of, any Credit Party on the faith hereof.

Section 7.8          Governing Law; Entire Agreement. This Agreement and the rights and obligations of the Parties under this Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York. This Agreement constitutes the entire agreement and understanding among the Parties with respect to the subject matter hereof and supersedes any prior agreements, written or oral, with respect thereto (it being understood that this Agreement does not supersede the Base Intercreditor Agreement).

Section 7.9          Counterparts. This Agreement may be executed in any number of counterparts (including by facsimile or other electronic transmission), and it is not necessary that the signatures of all Parties be contained on any one counterpart hereof; each counterpart will be deemed to be an original, and all together shall constitute one and the same document.

Section 7.10       No Third-Party Beneficiaries. This Agreement and the rights and benefits hereof shall inure to the benefit of each of the parties hereto and its respective successors and assigns and shall inure to the benefit of each of the Senior Priority Agents, the Senior Priority Creditors, the Junior Priority Agents, the Junior Priority Creditors and the Company and the other Credit Parties. No other Person shall have or be entitled to assert rights or benefits hereunder.

Section 7.11       Designation of Additional Indebtedness; Joinder of Additional Agents.

(a)                The Company may designate any Additional Indebtedness complying with the requirements of the definition of “Additional Indebtedness” as Additional Indebtedness for purposes of this Agreement, upon complying with the following conditions:

(i)                        one or more Additional Agents for one or more Additional Credit Facility Secured Parties in respect of such Additional Indebtedness shall have executed the Additional Indebtedness Joinder with respect to such Additional Indebtedness, and the Company or any such Additional Agent shall have delivered such executed Additional Indebtedness Joinder to the Cash Flow Agent, the Initial Junior Priority Agent and any other Additional Agent then party to this Agreement;

(ii)                        prior to, or contemporaneously with, delivery of the Additional Indebtedness Joinder, the Company shall have delivered to the Cash Flow Agent, the Initial Junior Priority Agent and any other Additional Agent then party to this Agreement complete and correct copies of any Additional Credit Facility, Additional Guarantees and Additional Collateral Documents that will govern such Additional Indebtedness upon giving effect to such designation (which may be unexecuted copies of Additional Documents to be executed and delivered concurrently with the effectiveness of such designation); and

(iii)                        the Company shall have executed and delivered to the Cash Flow Agent, the Initial Junior Priority Agent and any other Additional Agent then party to this Agreement the Additional Indebtedness Designation (including whether such Additional Indebtedness is designated Senior Priority Debt or Junior Priority Debt) with respect to such Additional Indebtedness;

provided that, until the first date on which the Original Initial Junior Priority Lenders have ceased to be Junior Priority Creditors, the Company shall not designate any Additional Indebtedness except in connection with a refinancing of the Senior Priority Obligations or the Junior Priority Obligations that is permitted under the terms of the Original Initial Junior Priority Credit Facility.

No Additional Indebtedness may be designated both Senior Priority Debt and Junior Priority Debt.

(b)                Upon satisfaction of the conditions specified in the preceding Section 7.11(a), the designated Additional Indebtedness shall constitute “Additional Indebtedness”, any Additional Credit Facility under which such Additional Indebtedness is or may be incurred shall constitute an “Additional Credit Facility”, any holder of such Additional Indebtedness or other applicable Additional Credit Facility Secured Party shall constitute an “Additional Credit Facility Secured Party”, and any Additional Agent for any such Additional Credit Facility Secured Party shall constitute an “Additional Agent” for all purposes under this Agreement. The date on which such foregoing conditions specified in Section 7.11(a) shall have been satisfied with respect to any Additional Indebtedness is herein called the “Additional Effective Date” with respect to such Additional Indebtedness. Prior to the Additional Effective Date with respect to any Additional Indebtedness, all references herein to Additional Indebtedness shall be deemed not to take into account such Additional Indebtedness, and the rights and obligations of the Cash Flow Agent, the Initial Junior Priority Agent and each other Additional Agent then party to this Agreement shall be determined on the basis that such Additional Indebtedness is not then designated. On and after the Additional Effective Date with respect to such Additional Indebtedness, all references herein to Additional Indebtedness shall be deemed to take into account such Additional Indebtedness, and the rights and obligations of the Cash Flow Agent, the Initial Junior Priority Agent and each other Additional Agent then party to this Agreement shall be determined on the basis that such Additional Indebtedness is then designated.

(c)                In connection with any designation of Additional Indebtedness pursuant to this Section 7.11, each of the Cash Flow Agent, the Initial Junior Priority Agent and each Additional Agent then party hereto agrees at the Company’s expense (x) to execute and deliver any amendments, amendments and restatements, restatements or waivers of or supplements to or other modifications to, any Cash Flow Collateral Documents, Initial Junior Priority Collateral Documents or Additional Collateral Documents, as applicable, and any agreements relating to any security interest in Control Collateral and Cash Collateral, and to make or consent to any filings or take any other actions (including executing and recording any mortgage subordination or similar agreement), as may be reasonably deemed by the Company to be necessary or reasonably desirable for any Lien on any Collateral to secure such Additional Indebtedness to become a valid and perfected Lien (with the priority contemplated by the applicable Additional Indebtedness Designation delivered pursuant to this Section 7.11 and by this Agreement), and (y) otherwise to reasonably cooperate to effectuate a designation of Additional Indebtedness pursuant to this Section 7.11 (including if requested, by executing an acknowledgment of any Additional Indebtedness Joinder or of the occurrence of any Additional Effective Date).

Section 7.12       Senior Priority Representative; Notice of Senior Priority Representative Change. The Senior Priority Representative shall act for the Senior Priority Secured Parties as provided in this Agreement, and shall be entitled to so act at the direction of the requisite Senior Priority Holders from time to time. Until a Party (other than the existing Senior Priority Representative) receives written notice from the existing Senior Priority Representative, in accordance with Section 7.5 of this Agreement, of a change in the identity of the Senior Priority Representative, such Party shall be entitled to act as if the existing Senior Priority Representative is in fact the Senior Priority Representative. Each Party (other than the existing Senior Priority Representative) shall be entitled to rely upon any written notice of a change in the identity of the Senior Priority Representative which facially appears to be from the then existing Senior Priority Representative and is delivered in accordance with Section 7.5 and such Agent shall not be required to inquire into the veracity or genuineness of such notice. Each existing Senior Priority Representative from time to time agrees to give prompt written notice to each Party of any change in the identity of the Senior Priority Representative.

Section 7.13       Cash Flow Collateral Representative. Each Junior Priority Agent, on behalf of itself and the Junior Priority Creditors represented thereby, agrees that prior to the Discharge of the Senior Priority Obligations, (x) such Junior Priority Agent shall be ineligible to act as the “Term Loan Collateral Representative” under the Base Intercreditor Agreement and shall not act in such capacity, and for purposes of determining the “Term Loan Collateral Representative” under the Base Intercreditor Agreement, the Additional Term Obligations (as defined in the Base Intercreditor Agreement) of such Junior Priority Creditors shall be disregarded and deemed not Additional Term Obligations (as defined in the Base Intercreditor Agreement), (y) such Junior Priority Creditors shall be ineligible to vote on matters requiring the consent or approval of the “Requisite Term Holders” under the Base Intercreditor Agreement and (z) the Additional Term Obligations (as defined in the Base Intercreditor Agreement) of such Junior Priority Creditors shall be disregarded and deemed not outstanding for purposes of calculating “Requisite Term Holders” under the Base Intercreditor Agreement.

Section 7.14       Provisions Solely to Define Relative Rights. The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the Senior Priority Secured Parties and the Junior Priority Secured Parties, respectively. Nothing in this Agreement is intended to or shall impair the rights of the Company or any other Credit Party, or the obligations of the Company or any other Credit Party to pay the Cash Flow Obligations, the Initial Junior Priority Obligations and any Additional Obligations as and when the same shall become due and payable in accordance with their terms.

Section 7.15       Headings. The headings of the articles and sections of this Agreement are inserted for purposes of convenience only and shall not be construed to affect the meaning or construction of any of the provisions hereof.

Section 7.16       Severability. If any of the provisions in this Agreement shall, for any reason, be held invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Agreement and shall not invalidate the Lien Priority or the application of Proceeds and other priorities set forth in this Agreement.

Section 7.17       Attorneys’ Fees. The Parties agree that if any dispute, arbitration, litigation, or other proceeding is brought with respect to the enforcement of this Agreement or any provision hereof, the prevailing party in such dispute, arbitration, litigation, or other proceeding shall be entitled to recover its reasonable attorneys’ fees and all other costs and expenses incurred in the enforcement of this Agreement, irrespective of whether suit is brought.

Section 7.18       VENUE; JURY TRIAL WAIVER.

(a)                EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT TO THE EXCLUSIVE GENERAL JURISDICTION OF THE SUPREME COURT OF THE STATE OF NEW YORK FOR THE COUNTY OF NEW YORK (THE “NEW YORK SUPREME COURT”), AND THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK (THE “FEDERAL DISTRICT COURT,” AND TOGETHER WITH THE NEW YORK SUPREME COURT, THE “NEW YORK COURTS”) AND APPELLATE COURTS FROM EITHER OF THEM; PROVIDED THAT NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE (I) ANY PARTY FROM BRINGING ANY LEGAL ACTION OR PROCEEDING IN ANY JURISDICTION FOR THE RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT, (II) IF ALL SUCH NEW YORK COURTS DECLINE JURISDICTION OVER ANY PERSON, OR DECLINE (OR IN THE CASE OF THE FEDERAL DISTRICT COURT, LACK) JURISDICTION OVER ANY SUBJECT MATTER OF SUCH ACTION OR PROCEEDING, A LEGAL ACTION OR PROCEEDING MAY BE BROUGHT WITH RESPECT THERETO IN ANOTHER COURT HAVING JURISDICTION AND (III) IN THE EVENT A LEGAL ACTION OR PROCEEDING IS BROUGHT AGAINST ANY PARTY HERETO OR INVOLVING ANY OF ITS ASSETS OR PROPERTY IN ANOTHER COURT (WITHOUT ANY COLLUSIVE ASSISTANCE BY SUCH PARTY OR ANY OF ITS SUBSIDIARIES OR AFFILIATES), SUCH PARTY FROM ASSERTING A CLAIM OR DEFENSE (INCLUDING ANY CLAIM OR DEFENSE THAT THIS SECTION 7.17(A) WOULD OTHERWISE REQUIRE TO BE ASSERTED IN A LEGAL PROCEEDING IN A NEW YORK COURT) IN ANY SUCH ACTION OR PROCEEDING.

(b)                EACH PARTY HERETO HEREBY WAIVES ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. EACH PARTY HERETO REPRESENTS THAT IT HAS REVIEWED THIS WAIVER AND IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

(c)                EACH PARTY TO THIS AGREEMENT IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 7.5. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY TO THIS AGREEMENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

Section 7.19       Intercreditor Agreement. This Agreement is the “Cash Flow Intercreditor Agreement” referred to in the Original Cash Flow Indenture, the Initial Junior Priority Credit Facility and each Additional Credit Facility. Nothing in this Agreement shall be deemed to subordinate the right of any Junior Priority Secured Party to receive payment to the right of any Senior Priority Secured Party (whether before or after the occurrence of an Insolvency Proceeding), it being the intent of the Parties that this Agreement shall effectuate a subordination of Liens as between the Senior Priority Secured Parties, on the one hand, and the Junior Priority Secured Parties, on the other hand, but not a subordination of Indebtedness.

Section 7.20       No Warranties or Liability. Each Party acknowledges and agrees that none of the other Parties has made any representation or warranty with respect to the execution, validity, legality, completeness, collectability or enforceability of any other Cash Flow Document, any other Initial Junior Priority Document or any other Additional Document. Except as otherwise provided in this Agreement, each Party will be entitled to manage and supervise its respective extensions of credit to any Credit Party in accordance with law and their usual practices, modified from time to time as they deem appropriate.

Section 7.21       Conflicts. In the event of any conflict between the provisions of this Agreement and the provisions of any Cash Flow Document, any Initial Junior Priority Document or any Additional Document, the provisions of this Agreement shall govern. Notwithstanding the foregoing, in the event of any conflict between the Base Intercreditor Agreement and this Agreement, the provisions of the Base Intercreditor Agreement shall control; provided, however, that as permitted by the Base Intercreditor Agreement this Agreement is intended to constitute a separate writing altering the rights between the Senior Priority Creditors on the one hand and the Junior Priority Creditors on the other hand. The parties hereto acknowledge that the terms of this Agreement are not intended to negate any specific rights granted to, or obligations of, the Company or any other Credit Party in the Cash Flow Documents, the Initial Junior Priority Documents or any Additional Documents.

Section 7.22       Information Concerning Financial Condition of the Credit Parties. No Party has any responsibility for keeping any other Party informed of the financial condition of the Credit Parties or of other circumstances bearing upon the risk of non-payment of the Cash Flow Obligations, the Initial Junior Priority Obligations or any Additional Obligations, as applicable. Each Party hereby agrees that no Party shall have any duty to advise any other Party of information known to it regarding such condition or any such circumstances. In the event any Party, in its sole discretion, undertakes at any time or from time to time to provide any information to any other Party to this Agreement, it shall be under no obligation (a) to provide any such information to such other Party or any other Party on any subsequent occasion, (b) to undertake any investigation not a part of its regular business routine, or (c) to disclose any other information.

Section 7.23         Excluded Assets. For the avoidance of doubt, nothing in this Agreement (including Sections 2.1, 4.1, 6.1 and 6.9) shall be deemed to provide or require that any Agent or any Secured Party represented thereby receive any Proceeds of, or any Lien on, any Property of any Credit Party that constitutes “Excluded Assets” under (and as defined in) the applicable Credit Facility or any related Credit Document to which such Agent is a party.

Section 7.24         Concerning the Agents. It is understood and agreed that each Agent is entering into this Agreement not in its individual capacity, but solely in its capacity as collateral agent under the applicable Credit Documents. Each Agent shall not be personally liable hereunder in its individual capacity except for its own gross negligence or willful misconduct in the performance of its duties and obligations as expressly set forth herein, as determined in a final, non-appealable judgment of a court of competent jurisdiction, and with respect to any discretionary rights or powers granted herein, shall have the right to request written instructions or confirmation from such number or percentage of the applicable Secured Parties as such Agent shall deem appropriate. No Agent shall have any liability or responsibility for the actions or omissions of any other Secured Party, or for any other Secured Party’s compliance with (or failure to comply with) the terms of this Agreement. Notwithstanding anything to the contrary herein, any obligation of any Agent to segregate, hold in trust, remit, transfer and/or pay over any amounts (a “Turnover Amount”) in accordance with this Agreement, including, without limitation, Section 3.2 of this Agreement, shall be subject to such Agent having actual knowledge of the Turnover Amount being in contravention of this Agreement and not having paid out the Turnover Amount to another Secured Party in accordance with the applicable Credit Documents prior to acquiring such knowledge. Nothing in this Agreement shall be construed to operate as a waiver by any Agent of the benefit of any rights, privileges, protections, immunities, exculpations, or indemnities in its favor under the applicable Credit Documents and each Agent shall be entitled to all such rights, privileges, protections, immunities, exculpations, or indemnities in connection with the execution of this Agreement and in taking or omitting to take any actions hereunder.

[Signature pages follow]

IN WITNESS WHEREOF, the Cash Flow Agent, on behalf of itself and the Cash Flow Secured Parties, and the Initial Junior Priority Agent, on behalf of itself and the Initial Junior Priority Creditors, have caused this Agreement to be duly executed and delivered as of the date first above written.

WILMINGTON TRUST, NATIONAL ASSOCIATION, in its capacity as Cash Flow Agent

By:	/s/ Karen Ferry
Name: Karen Ferry
Title: Vice President

ALTER DOMUS (US) LLC, in its capacity as Initial Junior Priority Agent

By:	/s/ Matthew Trybula
Name: Matthew Trybula
Title: Associate Counsel

S-1

ACKNOWLEDGMENT

Each Credit Party hereby acknowledges that it has received a copy of this Agreement and consents thereto, agrees to recognize all rights granted thereby to the Cash Flow Agent, the Cash Flow Secured Parties, the Initial Junior Priority Agent, the Initial Junior Priority Creditors, any Additional Agent and any Additional Credit Facility Secured Parties, and will not do any act or perform any obligation which is not in accordance with the agreements set forth in this Agreement.

CREDIT PARTIES:

LANNETT COMPANY, INC.

By:	/s/ Timothy C. Crew
Name: Timothy C. Crew
Title: Chief Executive Officer

LANNETT HOLDINGS, INC.

By:	/s/ Robert Ehlinger
Name: Robert Ehlinger
Title: President

CODY LABORATORIES, INC.

By:	/s/ John M. Abt
Name: John M. Abt
Title: President

SILARX PHARMACEUTICALS, INC.

By:	/s/ Neha Desai-Jimenez
Name: Neha Desai-Jimenez
Title: President and Director of Operations

KREMERS URBAN PHARMACEUTICALS INC.

By:	/s/ Grant Brock
Name: Grant Brock
Title: President

S-2

EXHIBIT A

ADDITIONAL INDEBTEDNESS DESIGNATION

DESIGNATION dated as of _______ __, 20__, by [LANNETT COMPANY, INC.]1 (the “Company”). Capitalized terms used herein and not otherwise defined herein shall have the meaning specified in the Cash Flow Intercreditor Agreement (as amended, restated, supplemented, waived or otherwise modified from time to time, the “Intercreditor Agreement”) entered into as of April 22, 2021, among WILMINGTON TRUST, NATIONAL ASSOCIATION in its capacity as collateral agent (together with its successors and assigns in such capacity from time to time, and as further defined in the Intercreditor Agreement, the “Cash Flow Agent”) for the Cash Flow Secured Parties[,][and] ALTER DOMUS (US) LLC, in its capacity as collateral agent (together with its successors and assigns in such capacity from time to time, and as further defined in the Intercreditor Agreement, the “Initial Junior Priority Agent”) for the Initial Junior Priority Secured Parties[and [                 ], as Additional Agent for the Additional Credit Facility Creditors under the [describe applicable Additional Credit Facility]].2 Capitalized terms used herein and not otherwise defined herein shall have the meaning specified in the Intercreditor Agreement.

Reference is made to that certain [insert name of Additional Credit Facility], dated as of _______ __, 20__ (the “Additional Credit Facility”), among [list any applicable Credit Party], [list Additional Credit Facility Secured Parties] [and Additional Agent, as agent (the “Additional Agent”)].3

Section 7.11 of the Intercreditor Agreement permits the Company to designate Additional Indebtedness under the Intercreditor Agreement. Accordingly:

Section 1. Representations and Warranties. The Company hereby represents and warrants to the Cash Flow Agent, the Initial Junior Priority Agent, and any Additional Agent that:

(1)       The Additional Indebtedness incurred or to be incurred under the Additional Credit Facility constitutes “Additional Indebtedness” which complies with the definition of such term in the Intercreditor Agreement; and

(2)       all conditions set forth in Section 7.11 of the Intercreditor Agreement with respect to the Additional Indebtedness have been satisfied.

Section 2. Designation of Additional Indebtedness. The Company hereby designates such Additional Indebtedness as Additional Indebtedness under the Intercreditor Agreement and such Additional Indebtedness shall constitute [Senior Priority Debt]/[Junior Priority Debt].

[1]	Revise as appropriate to refer to any permitted successor or assign.

[2]	Revise as appropriate to refer to any successor Cash Flow Agent or Initial Junior Priority Agent and to add reference to any previously added Additional Agent.

[3]	Revise as appropriate to refer to the relevant Additional Credit Facility, Additional Credit Facility Secured Parties and any Additional Agent.

Ex. A-1

IN WITNESS WHEREOF, the undersigned has caused this Designation to be duly executed by its duly authorized officer or other representative, all as of the day and year first above written.

[COMPANY]

By:
Name:
Title:

Ex. A-2

EXHIBIT B

ADDITIONAL INDEBTEDNESS JOINDER

JOINDER, dated as of _______________, 20__, among [COMPANY]4 (“Company”), WILMINGTON TRUST, NATIONAL ASSOCIATION, in its capacity as collateral agent (together with its successors and assigns in such capacity from time to time, and as further defined in the Intercreditor Agreement, the “Cash Flow Agent”)5 for the Cash Flow Secured Parties, ALTER DOMUS (US) LLC, in its capacity as collateral agent (together with its successors and assigns in such capacity from time to time, and as further defined in the Intercreditor Agreement, the “Initial Junior Priority Agent”)6 for the Initial Junior Priority Secured Parties, [list any previously added Additional Agent] and [insert name of each Additional Agent under any Additional Credit Facility being added hereby as party] and any successors or assigns thereof, to the Cash Flow Intercreditor Agreement, dated as of April 22, 2021 (as amended, restated, supplemented, waived or otherwise modified from time to time, the “Intercreditor Agreement”) among the Cash Flow Agent, [and] the Initial Junior Priority Agent [and (list any previously added Additional Agent)]. Capitalized terms used herein and not otherwise defined herein shall have the meaning specified in the Intercreditor Agreement.

Reference is made to that certain [insert name of Additional Credit Facility], dated as of _______ __, 20__ (the “Additional Credit Facility”), among [list any applicable Grantor], [list any applicable Additional Credit Facility Secured Parties (the “Joining Additional Creditors”)] [and insert name of each applicable Additional Agent (the “Joining Additional Agent”)].7

Section 7.11 of the Intercreditor Agreement permits the Company to designate Additional Indebtedness under the Intercreditor Agreement. The Company has so designated Additional Indebtedness incurred or to be incurred under the Additional Credit Facility as Additional Indebtedness by means of an Additional Indebtedness Designation.

Accordingly, [the Joining Additional Agent, for itself and on behalf of the Joining Additional Creditors,]8 hereby agrees with the Cash Flow Agent, the Initial Junior Priority Agent and any other Additional Agent party to the Intercreditor Agreement as follows:

Section 1. Agreement to be Bound. The [Joining Additional Agent, for itself and on behalf of the Joining Additional Creditors,]9 hereby agrees to be bound by the terms and provisions of the Intercreditor Agreement and shall, as of the Additional Effective Date with respect to the Additional Credit Facility, be deemed to be a party to the Intercreditor Agreement.

4              Revise as appropriate to refer to any permitted successor or assign.

5              Revise as appropriate to refer to any successor Cash Flow Agent.

6              Revise as appropriate to refer to any successor Initial Junior Priority Agent.

7              Revise as appropriate to refer to the relevant Additional Credit Facility, Additional Credit Facility Secured Parties and any Additional Agent.

8              Revise as appropriate to refer to any Additional Agent being added hereby and any Additional Credit Facility Secured Parties represented thereby.

9              Revise references throughout as appropriate to refer to the party or parties being added.

Ex. B-1

Section 2. Recognition of Claims. The Cash Flow Agent (for itself and on behalf of the Cash Flow Secured Parties), the Initial Junior Priority Agent (for itself and on behalf of the Initial Junior Priority Secured Parties) and [each of] the Additional Agent[s](for itself and on behalf of any Additional Credit Facility Secured Parties represented thereby) hereby agree that the interests of the respective Creditors in the Liens granted to the Cash Flow Agent, the Initial Junior Priority Agent, or any Additional Agent, as applicable, under the applicable Credit Documents shall be treated, as among the Creditors, as having the priorities provided for in Section 2.1 of the Intercreditor Agreement, and shall at all times be allocated among the Creditors as provided therein regardless of any claim or defense (including any claims under the fraudulent transfer, preference or similar avoidance provisions of applicable bankruptcy, insolvency or other laws affecting the rights of creditors generally) to which the Cash Flow Agent, the Initial Junior Priority Agent, any Additional Agent or any Creditor may be entitled or subject. The Cash Flow Agent (for itself and on behalf of the Cash Flow Secured Parties), the Initial Junior Priority Agent (for itself and on behalf of the Initial Junior Priority Creditors), and any Additional Agent party to the Intercreditor Agreement (for itself and on behalf of any Additional Credit Facility Secured Parties represented thereby) (a) recognize the existence and validity of the Additional Obligations represented by the Additional Credit Facility, and (b) agree to refrain from making or asserting any claim that the Additional Credit Facility or other applicable Additional Documents are invalid or not enforceable in accordance with their terms as a result of the circumstances surrounding the incurrence of such obligations. The [Joining Additional Agent (for itself and on behalf of the Joining Additional Creditors] (a) recognize[s] the existence and validity of the Cash Flow Obligations and the existence and validity of the Initial Junior Priority Obligations10 and (b) agree[s] to refrain from making or asserting any claim that the Cash Flow Credit Agreement, the Initial Junior Priority Credit Facility or other Cash Flow Documents or Initial Junior Priority Documents,11 as the case may be, are invalid or not enforceable in accordance with their terms as a result of the circumstances surrounding the incurrence of such obligations.

Section 3. Notices. Notices and other communications provided for under the Intercreditor Agreement to be provided to [the Joining Additional Agent] shall be sent to the address set forth on Annex 1 attached hereto (until notice of a change thereof is delivered as provided in Section 7.5 of the Intercreditor Agreement).

Section 4. Miscellaneous. THIS JOINDER AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS JOINDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ITS PRINCIPLES OR RULES OF CONFLICT OF LAWS TO THE EXTENT SUCH PRINCIPLES OR RULES ARE NOT MANDATORILY APPLICABLE BY STATUTE AND WOULD REQUIRE OR PERMIT THE APPLICATION OF LAWS OF ANOTHER JURISDICTION.

[Add Signatures]

10           Add reference to any previously added Additional Credit Facility and related Additional Obligations as appropriate.

11           Add reference to any previously added Additional Credit Facility and related Additional Documents as appropriate.

Ex. B-2

EXHIBIT C

[CASH FLOW CREDIT AGREEMENT][INITIAL JUNIOR PRIORITY CREDIT FACILITY]
JOINDER

JOINDER, dated as of _______________, 20__, among WILMINGTON TRUST, NATIONAL ASSOCIATION, in its capacity as collateral agent (together with its successors and assigns in such capacity from time to time, and as further defined in the Intercreditor Agreement, the “Cash Flow Agent”)12 for the Cash Flow Secured Parties, ALTER DOMUS (US) LLC, in its capacity as collateral agent (together with its successors and assigns in such capacity from time to time, and as further defined in the Intercreditor Agreement, the “Initial Junior Priority Agent”)13 for the Initial Junior Priority Secured Parties, [list any previously added Additional Agent] and [insert name of additional Cash Flow Secured Parties, Cash Flow Agent, Initial Junior Priority Secured Parties or Initial Junior Priority Agent, as applicable, being added hereby as party] and any successors or assigns thereof, to the Cash Flow Intercreditor Agreement, dated as of April 22, 2021 (as amended, restated, supplemented, waived or otherwise modified from time to time, the “Intercreditor Agreement”) among the Cash Flow Agent14, [and] the Initial Junior Priority Agent15 [and (list any previously added Additional Agent)]. Capitalized terms used herein and not otherwise defined herein shall have the meaning specified in the Intercreditor Agreement.

Reference is made to that certain [insert name of new facility], dated as of _______ __, 20__ (the “Joining [Cash Flow Credit Agreement][Initial Junior Priority Credit Facility]”), among [list any applicable Credit Party], [list any applicable new Cash Flow Secured Parties or new Initial Junior Priority Secured Parties, as applicable (the “Joining [Cash Flow][Initial Junior Priority] Secured Parties”)] [and insert name of each applicable Agent (the “Joining [Cash Flow][Initial Junior Priority] Agent”)].16

The Joining [Cash Flow][Initial Junior Priority] Agent, on behalf of the Joining [Cash Flow][Initial Junior Priority]17 Secured Parties, hereby agrees with the Company and the other Grantors, the [Cash Flow][Initial Junior Priority] Agent and any other Additional Agent party to the Intercreditor Agreement as follows:

Section 1. Agreement to be Bound.18 The Joining [Cash Flow][Initial Junior Priority] Agent, on behalf of itself and the Joining [Cash Flow][Initial Junior Priority] Secured Parties,] hereby agrees to be bound by the terms and provisions of the Intercreditor Agreement and shall, as of the date hereof, be deemed to be a party to the Intercreditor Agreement as [the][a] [Cash Flow][Initial Junior Priority] Agent. As of the date hereof, the Joining [Cash Flow Credit Agreement][Initial Junior Priority Credit Facility] shall be deemed [the][a] [Cash Flow Credit Agreement][Initial Junior Priority Credit Facility] under the Intercreditor Agreement, and the obligations thereunder are subject to the terms and provisions of the Intercreditor Agreement.

[12]	Revise as appropriate to refer to any successor Cash Flow Agent.

[13]	Revise as appropriate to refer to any successor Initial Junior Priority Agent.

[14]	Revise as appropriate to describe predecessor Cash Flow Agent or Cash Flow Secured Parties, if joinder is for a new Cash Flow Credit Agreement.

[15]	Revise as appropriate to describe predecessor Initial Junior Priority Agent or Initial Junior Priority Secured Parties, if joinder is for a new Initial Junior Priority Credit Facility.

[16]	Revise as appropriate to refer to the new credit facility, Secured Parties and Agents.

[17]	Revise as appropriate to refer to any Agent being added hereby and any Secured Parties represented thereby.

[18]	Revise references throughout as appropriate to refer to the party or parties being added.

Section 2. Notices. Notices and other communications provided for under the Intercreditor Agreement to be provided to the Joining [Cash Flow][Initial Junior Priority] Agent shall be sent to the address set forth on Annex 1 attached hereto (until notice of a change thereof is delivered as provided in Section 7.5 of the Intercreditor Agreement).

Section 3. Miscellaneous. THIS JOINDER AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS JOINDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ITS PRINCIPLES OR RULES OF CONFLICT OF LAWS TO THE EXTENT SUCH PRINCIPLES OR RULES ARE NOT MANDATORILY APPLICABLE BY STATUTE AND WOULD REQUIRE OR PERMIT THE APPLICATION OF LAWS OF ANOTHER JURISDICTION.

[ADD SIGNATURES]

Ex. B-2